++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement is not complete and may be + +changed. This prospectus supplement is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-67403

                             Subject to Completion
                   Preliminary Prospectus dated May 16, 2001

PROSPECTUS SUPPLEMENT
(To prospectus dated October 18, 1999)

                                1,100,000 Shares

                         National Golf Properties, Inc.

                                  Common Stock

                                  -----------

    Oaks Christian High School is selling our common stock.

    Our common stock trades on the New York Stock Exchange under the symbol
"TEE". On May   , 2001, the last sale price of the shares as reported on the
New York Stock Exchange was $    per share.

    Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 5 of the accompanying prospectus, as supplemented in the "Business Risk Factors" section beginning on page S-2 of this prospectus supplement.

                                                         Per Share     Total
                                                        ----------- -----------
     Public offering price............................  $           $
     Underwriting discount............................  $           $
     Proceeds, before expenses, to Oaks Christian High
      School..........................................  $           $

    The underwriters may also purchase up to an additional 150,000 shares of our common stock from Oaks Christian High School at the public offering price, less the underwriting discount, for 30 days from the date of this prospectus supplement to cover over-allotments.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares will be ready for delivery on or about May   , 2001.

                              Merrill Lynch & Co.

             The date of this prospectus supplement is May   , 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                             Prospectus Supplement

Prospectus Supplement Summary..............................................  S-1
Business Risk Factors......................................................  S-2
Special Note Regarding Forward-Looking Statements.......................... S-10
Distributions.............................................................. S-12
Material United States Federal Income Tax Considerations................... S-13
Selling Stockholder........................................................ S-26
Underwriting............................................................... S-27
Legal Matters.............................................................. S-29
Experts.................................................................... S-29
Where You Can Find More Information........................................ S-29

                                   Prospectus

The Company................................................................    3
Risk Factors...............................................................    5
Description of Capital Stock...............................................   15
Partnership Agreement......................................................   23
Material Provisions of Maryland Law and Our Charter and Bylaws.............   34
Material Federal Income Tax Considerations.................................   43
Selling Stockholders.......................................................   60
Plan of Distribution.......................................................   63
Legal Matters..............................................................   65
Experts....................................................................   65
Where You Can Find More Information........................................   66
Forward-Looking Statements.................................................   68

                         PROSPECTUS SUPPLEMENT SUMMARY

                                  THE OFFERING

 Common Stock Offered by Oaks
  Christian High School, the
  Selling Stockholder.............  1,100,000 shares

 Common Stock to be Outstanding
  after the Offering..............  12,990,645 shares

 Use of Proceeds..................  For the account of Oaks Christian High
                                    School

 Risk Factors.....................  See "Business Risk Factors" and other information included in this prospectus
                                    supplement, and information included in the
                                    prospectus for a discussion of factors you
                                    should carefully consider before deciding
                                    to invest in shares of our common stock.

 NYSE Symbol......................  TEE

      The number of shares outstanding after the offering excludes 1,313,425 shares reserved for issuance under our stock plans, of which options to purchase 494,025 shares at an average option price of $23.35 have been issued and are outstanding.

                             BUSINESS RISK FACTORS

      The following discussion identifies the risks that we believe are material to investors who purchase or own our common stock. In addition to other information contained or incorporated by reference in the prospectus or this prospectus supplement, you should carefully consider the following factors before acquiring shares of our common stock. References in this prospectus supplement to "the Company", "we", "us", or "our" refer to National Golf Properties, Inc. and its subsidiaries unless otherwise stated.

The lessee and operator of most of our golf courses and our Chairman have conflicts of interest that may adversely affect our business.

American Golf manages other golf courses located in the same geographic area as our golf courses and these courses may compete with our courses.

      American Golf Corporation is a golf course management company that is responsible for operating 141 of our golf course properties, including one golf course securing a participating mortgage loan. American Golf and its subsidiaries also currently manage and operate more than 174 other golf courses and related facilities located in 30 states and the United Kingdom and Australia. Some of the other golf courses and related facilities operated by American Golf are located in the same geographic areas as our golf properties and may compete with them. American Golf does not, however, compete with us for the acquisition of golf courses in the United States and does not own any of the golf courses that it manages in the United States.

David G. Price's role as Chairman of the board of directors of American Golf subjects him to conflicts of interest.

      David G. Price is Chairman of the board of directors of American Golf and directly owns approximately 35.7% of its common stock as of April 30, 2001. Mr. Price also is Chairman of our board of directors and as of April 30, 2001 beneficially owns approximately 12.4% of our outstanding common stock (including 1,250,000 shares owned by the Selling Stockholder and being sold as disclosed in this prospectus supplement) and would be deemed to beneficially own common units of the operating partnership, which if exchanged for common stock could result in Mr. Price beneficially owning approximately 33.0% of our common stock. Mr. Price's ability to exchange such common units is subject to the stock ownership limitations described in our charter and restrictions on the number of common units that can be exchanged in a twelve-month period. As a result of his position and ownership in both companies, Mr. Price is subject to conflicts of interest that could influence Mr. Price to make decisions in his capacity as our Chairman which are more favorable to American Golf than would be the case if Mr. Price had no interest in American Golf. No limitations exist on the operation of any competitive golf courses and related facilities by American Golf or other affiliates of Mr. Price.

David G. Price may have conflicts of interest with us in connection with his ownership interest in Golf Enterprises, Inc.

      Mr. Price beneficially owns 50% of Golf Enterprises, Inc., which is the lessee or manager of 19 golf courses owned by various third parties. Mr. Price acquired Golf Enterprises in July 1996 as part of a three-party transaction involving Mr. Price, National Golf Properties and Golf Enterprises. In that transaction, National Golf Properties purchased 20 golf courses owned by Golf Enterprises and Mr. Price then merged a newly-formed acquisition entity into Golf Enterprises as a means of acquiring all the remaining courses which were leased or managed. Golf Enterprises has not acquired interests in any additional golf courses since 1996 except for the lease of two golf courses from the Company. However, there are no restrictions on Golf Enterprises from leasing or managing additional golf courses in the future which could compete with golf courses owned by us.

If we fail to qualify as a real estate investment trust the amount of dividends we are able to pay would go down.

      We believe that we have operated, and we intend to continue to operate, so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with our taxable year ended December 31, 1993. Although we believe that we are in compliance with all real estate investment trust qualification rules and that we are organized and operate as a real estate investment trust, we can not assure you that we have been or will continue to be so organized or that we have been or will continue to be able to operate in a manner so as to qualify or remain so qualified.

      Qualification as a real estate investment trust involves the satisfaction of numerous requirements under highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations, and the determination of various factual matters and circumstances not entirely within our control.

      For example, in order to qualify as a real estate investment trust, at least 95% of our gross income in any year must be derived from qualifying sources and we must pay distributions to stockholders aggregating annually at least 90% (95% prior to 2001) of our real estate investment trust taxable income (as defined in the Internal Revenue Code and determined without regard to the dividends paid deduction and by excluding net capital gains).

      In the future it is possible that new legislation, regulations, administrative interpretations or court decisions will change the tax laws with respect to qualification as a real estate investment trust or the federal income tax consequences of that qualification.

      If we were to fail to qualify as a real estate investment trust in any taxable year:

    . We would be required to pay federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

    . We would not be allowed a deduction in computing our taxable income for amounts distributed to our stockholders;

    . We may be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which qualification is lost;

    .  We would no longer be required to make distributions to stockholders;
       and

    . This treatment would substantially reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability for the years involved.

      Even if we qualify for and maintain our real estate investment trust status, we are subject to federal, state and local taxes on our income and property. For example, if we have net income from a prohibited transaction, that income will be subject to a 100% tax.

Distribution requirements imposed by law limit our flexibility.

      To maintain our status as a real estate investment trust for federal income tax purposes, we generally are required to distribute to our stockholders at least 90% of our real estate investment trust taxable income each year (95% prior to 2001). This real estate investment trust taxable income is determined without regard to the dividends paid deduction and by excluding net capital gains.

      We are also required to pay tax at regular corporate rates to the extent that we distribute less than 100% of our taxable income (including net capital gains) each year.

      In addition, we are required to pay a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that calendar year, 95% of our capital gain net income for the calendar year, and any amount of that income that was not distributed in prior years.

      We intend to continue to make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to reduce exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of cash and the payment of expenses in arriving at real estate investment trust taxable income and the effect of required debt amortization payments could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a real estate investment trust, even if the then prevailing market conditions are not generally favorable for these borrowings.

We rely heavily on the rental payments we receive from American Golf for our revenues and ability to make distributions.

      Our revenues and ability to pay distributions are largely dependent on rental payments we receive from American Golf under long-term leases relating to our golf courses. We cannot be sure that American Golf will have sufficient assets or income in the future to satisfy its lease obligations to us or that American Golf will elect to renew any of such leases upon the expiration of their initial terms, which range between 15 and 20 years. Our income and cash flow consist primarily of rental income from our golf courses. American Golf is the lessee of all but four of our golf courses and related facilities. The terms of the leases for our existing golf courses require American Golf to make monthly minimum rental payments for each of our golf courses and additional quarterly payments calculated as a percentage of the revenues of each such golf course. Our ability to increase distributions in the future will depend, in part, on the growth of percentage rent payments under the leases, which in turn will depend on the success of American Golf in increasing the revenues at our golf courses. Percentage rent payments equal a percentage of the revenues of our golf courses, and is payable only to the extent that such percentage exceeds the base rent that lessees pay to us. For example, American Golf's revenues declined for 2001 through the date hereof compared to the corresponding period of the prior year, which has adversely affected our receipt of percentage rents for that period.

Our investors face risks applicable to real estate investments generally.

      Investments in golf courses and related properties face risks typically associated with investments in real estate. Such risks include the possibility that our golf courses and any associated properties will generate total revenue lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. If our properties do not generate income sufficient to meet operating expenses, including capital expenditures, of National Golf Properties and National Golf Operating Partnership, our ability to pay distributions to our stockholders, could be adversely affected.

      Revenue from golf courses and yields from investments in such properties may be affected by many factors, including:

    .  changes in government regulations;

    .  general or local economic conditions;

    .  local supply of golf courses;

    .  a decrease in the number of people playing golf; and

    .  adverse weather conditions and patterns.

      The value of golf course properties to the owners of such properties or prospective buyers can fluctuate significantly based on these factors as well as factors relating to how such properties are operated, including an owner's or buyer's debt structure, ability to operate and method of operating courses and the owner's or buyer's desired rate of return on its investment in such properties.

Increased competition may cause us to make capital expenditures at our properties and could adversely affect our funds from operations.

      Over the last decade, construction of golf courses has accelerated significantly. As a result of the increase in construction of new golf courses, there has been and may continue to be an increased supply of golf courses competitive to those that we own. This increased supply has and may continue to adversely affect American Golf's revenues at our properties, and may require capital expenditures to keep our properties competitive. Other than capital expenditures that we agree to pay for pursuant to our lease agreements with American Golf, American Golf is generally responsible for capital expenditures at the golf courses. In addition to the capital expenditures we are contractually obligated to fund, we have determined to fund up to $15 million for additional capital improvements at approximately 90 of our golf courses over the next 12 to 18 months, subject to appropriate agreements regarding rent adjustments or other compensation from American Golf. We may decide to make additional capital expenditures which may detract from other activities, including acquisitions of additional golf courses. In any event, we cannot assure you that increased competition will not adversely affect our funds from operation and net income.

Seasonality may adversely affect our results of operations.

      We generally expect that our results of operations may be adversely affected as a function of reduced payments of percentage rent in the first and fourth quarters of each year due to adverse weather conditions and the scheduled closure of the golf courses located in harsh winter climates. For example, weather conditions have been especially harsh in late 2000 and 2001 through the date hereof, which adversely affected our receipt of percentage rents. Continued adverse weather conditions could materially and adversely affect our results of operations and cause material fluctuations in our funds from operations and net income.

A drought or water shortage could adversely effect the value of our golf courses.

      One factor specifically affecting real estate investments in golf courses is the availability of water. The ability of an owner of a golf course to irrigate such course could be adversely impacted due to a drought or other water shortage. If the quantity of irrigation water were reduced as a result of a drought or other water shortage, the available water would be used first on selected areas of the affected golf course such as tees and greens and then on remaining areas of the golf course. A severe drought of extensive duration experienced in regard to a large number of properties could adversely affect the operator of such properties and, accordingly, adversely affect the rental revenue received by the owners of such properties and, consequently, the amount of percentage rents we receive. About half of our golf courses are located in "sun-belt" states, which, because of their warmer climates, are more likely to experience drought and water shortages.

Our ability to vary our portfolio is limited because real estate investments are illiquid.

      Equity investments in real estate are relatively illiquid and, therefore, our ability to vary our portfolio promptly in response to changed conditions will be limited. Our Board of Directors may establish investment criteria or limitations as it deems appropriate, but currently does not limit the number of properties in which we may seek to invest or on the concentration of investments in any one geographic region. While we are authorized to invest in various types of income-producing real properties, our current strategy concentrates on acquiring golf courses and related facilities. Consequently, we will continue to be subject to the risks associated with investments in a single industry.

We may be exposed to costs related to environmental laws.

      We are subject to various federal, state and local laws, ordinances and regulations that make property owners or operators liable for the costs of removal or remediation of hazardous substances released on their property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of hazardous substances on our properties or our failure to properly remediate such substances may adversely affect our ability to sell, rent or borrow against such contaminated property.

      We have not been notified by any governmental authority of any material non-compliance, liability or other claim in connection with any of our properties, and we are not aware of any environmental condition with respect to any of our properties that is likely to be material. All of our golf courses have been subjected to a preliminary environmental investigation. Such investigation generally involves an examination of public records for ownership, use and current permitting status, site visits, visual inspections for indications of contamination or potential contamination and interviews with the on-site managers. Such inspection generally does not involve invasive procedures, such as soil sampling or ground water analysis. As a result, there can be no assurance that the environmental studies of our properties would have revealed all environmental conditions, liabilities or compliance concerns. Also, environmental conditions, liabilities or compliance concerns may have arisen at a property after the related review was completed. From time to time, these inspections have revealed environmental conditions that require follow up investigation or cleanup. In most cases, these issues are handled by the operator of the golf course. Based on currently available information and past experience, we do not believe these issues will be material to us, however, because some issues regarding underground storage tanks and wetlands areas are still being addressed, we cannot assure you that we will not incur material liabilities in this regard.

If an uninsured loss occurs, we could lose both our invested capital in and projected profits from a property.

      Our tenants are required to carry comprehensive liability, fire, flood and extended insurance coverage, as applicable, on all of our properties. We believe that the policy specifications and insured limits are customary for similar properties and all of our existing golf courses are insured within industry standards. There are, however, losses of a catastrophic nature, such as those caused by wars or earthquakes, which may be either uninsurable or not economically insurable. Should an uninsured loss occur, we could lose both our invested capital in and anticipated profits from a property.

Shares available for future sale could have adverse effects on the market price of our common stock.

      If we or the holders of our common stock sell a substantial number of shares in a short period, particularly if the volume of sales are higher than usual, then the price of our common stock may be lower in order to generate sufficient demand for the number of shares being sold. Investors' expectations of significant sales of this kind could depress the market price of our common stock.

      Sales of unusually large numbers of shares could occur under several circumstances. First, when we formed National Golf Operating Partnership, the partnership issued 8,685,985 common units to the persons and entities that contributed properties to the partnership. Of these common units, as of April 30, 2001, 1,260,000 common units have been exchanged for shares of our common stock. In 1996, we issued an additional 61,339 common units upon National Golf Operating Partnership's acquisition of four golf courses held under option since 1993. Holders of all of these common units have the right to exchange their units for our common stock on a one-for-one basis. These exchange rights are limited, however, by stock ownership limitations in our charter which are necessary to maintain our status as a real estate investment trust and exchange limitations in the partnership agreement of National Golf Operating Partnership. If any holders exchange their common units, those holders would likely elect to sell the shares they receive. We have agreed to register with the Securities and Exchange Commission to facilitate these sales in the public markets.

      Second, if any of the holders of common units exercise their rights to receive cash in exchange for their units, we may need to issue shares of our capital stock to raise that cash. These issuances would likely be made in the public markets.

      Third, if any holders of the Series A Preferred Units or Series B Preferred Units of National Golf Operating Partnership exchange their Series A Preferred Units for shares of Series A Preferred Stock or Series B Preferred Units for shares of Series B Preferred Stock, those shares of our preferred stock may be sold in high volume on the open market. We have agreed to register with the Securities and Exchange Commission to facilitate those sales.

      Finally, we may also issue additional shares of our common or preferred stock to raise funds to acquire additional assets or pay operating expenses, capital expenditures and debt service.

Limitations in our charter and bylaws and in the partnership agreement for National Golf Operating Partnership may adversely effect your ownership of shares and the opportunity for a change in control.

Limitations on ownership of common stock.

      Actual or constructive ownership of shares of our common stock and preferred stock in excess of the stock ownership limits described below would cause the violative transfer or ownership to be void or cause such shares to be transferred to a charitable trust and then sold to a person or entity who can own such shares without violating such limits. As a result, if a violative transfer were made, the recipient of such shares would not acquire any economic or voting rights attributable to such capital stock.

      To maintain our qualification as a real estate investment trust, not more than 50% in value of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals. Pension funds, supplemental unemployment benefit trusts, private foundations and trusts entitled to a deduction for amounts paid or permanently set aside for charitable purposes, as described in Section 542(a)(2) of the Internal Revenue Code, which generally are treated as individuals, except a "look-through" exception applies with respect to pension funds. For the purpose of preserving our tax status as a real estate investment trust, our charter contains a stock ownership limit which prohibits actual or constructive ownership of more than 9.8%, by number of shares or value, whichever is more restrictive, of our outstanding common stock by any person. Our charter also prohibits any single stockholder from actually or constructively owning outstanding shares of our preferred stock if the value of such preferred stock which, taken together with the value of any other capital stock of National Golf Properties owned by such stockholder, would exceed 9.8% of the aggregate value of the outstanding shares of our capital stock.

      The constructive ownership rules are complex and may cause shares of our capital stock owned, actually or constructively, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of our common stock or capital stock, or the acquisition of an interest in an entity which owns shares of our capital stock by an individual or entity could cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding shares of our common stock or capital stock, and the holders of the shares would be subject to the stock ownership limits described above. In light of the substantial ownership of our shares by members of the Price family, stockholders should pay special attention to these rules before investing in other companies affiliated with such family members.

Limitations in our charter and bylaws could prevent a change in control.

      Provisions of our charter and bylaws could have the effect of delaying, deferring or preventing a change in control of National Golf Properties or the removal of existing management. As a result, such provisions could prevent our stockholders from being paid a premium over the then-prevailing market price for their shares of common stock. In addition to placing a limit on the number or value of shares which an individual or entity may own, either actually or constructively, our charter and bylaws:

    .  provide for a staggered board of directors;

    . authorize our board of directors to issue preferred stock without stockholder approval;

    .  grant our board of directors authority to amend our bylaws; and

    . require approval by one more than a majority of our board of directors of any transaction involving a change of control of National Golf Properties and amendments to our charter and bylaws.

      The consent of the holders of two-thirds of the outstanding shares of our Series A Preferred Stock and Series B Preferred Stock, with each series voting as a separate class, also would be required if we merge, consolidate or sell substantially all of our assets in a manner that materially and adversely affects the rights, preferences and privileges of holders of our Series A Preferred Stock or Series B Preferred Stock.

Consent of limited partners holding common units is required for some transactions.

      The consent of the holders of a majority of common units held by limited partners is required for National Golf Operating Partnership:

    .  to dissolve;

    .  to sell or transfer substantially all of its assets; or

    . to effect any merger, consolidation, reorganization or business combination which results in all outstanding partnership interests being disposed of for cash, debt or other securities of another entity.

      David G. Price may be deemed to control approximately 53.4% of the outstanding common units held by limited partners and Dallas P. Price, Mr. Price's former wife, may be deemed to control approximately 41.2% of the outstanding common units held by limited partners and, therefore, each has the ability to significantly influence any decision to effect such a disposition.

We could change our investment, disposition and financing policies without a vote of our stockholders.

      Subject to our fundamental investment policy to maintain our qualifications as a real estate investment trust, our board of directors will determine our investment and financing policies, our growth strategy and our debt, capitalization, distribution, acquisition, disposition and operating policies. Although our board of directors has no present intention to revise or amend these strategies and policies, it may do so at any time without a vote by stockholders. Accordingly, stockholders' control over changes in our strategies and policies is limited to the election of directors, and changes made by our board of directors may not serve the interests of our stockholders and could adversely affect our financial condition or results of operations, including our ability to distribute cash to stockholders or qualify as a real estate investment trust.

If we issue additional equity securities, your investment will be diluted.

      We may issue additional shares of our common stock or preferred stock to raise funds to acquire additional properties, pay operational expenses or pay down debt. Existing stockholders will have no preemptive rights to acquire any additional securities issued by us and any issuance of additional equity securities could result in dilution of an existing stockholder's investment.

We have staggered elections for members of our board of directors.

      A staggered board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. Our board of directors is divided into three classes serving staggered three-year terms. Directors for each class are chosen for a three-year term upon expiration of the then current term. The classified director provisions may make the replacement of incumbent directors more time consuming and difficult.

Because our directors are divided into classes, a director cannot be removed by our stockholders without cause.

      Under Maryland law, unless the charter provides otherwise, the stockholders may remove any director with or without cause by a majority vote of all outstanding shares entitled to be cast for the election of directors. However, if directors have been divided into classes, then unless the charter provides otherwise, a director may not be removed without cause. Our charter provides for three classes of directors and does not contain any provisions relating to removal of directors. Accordingly, our directors may not be removed without cause. Consequently, our stockholders may encounter difficulty in changing the composition of our board of directors.

David G. Price is a significant stockholder and has the ability to designate one less than a majority of our board of directors.

      In addition to serving as Chairman of our board of directors, as of April 30, 2001, David G. Price may be deemed to beneficially own approximately 12.4% of the outstanding shares of common stock (including 1,250,000 shares owned by the Selling Stockholder and being sold as disclosed in this prospectus supplement) and could be deemed to beneficially own common units of the operating partnership which if exchanged for common stock would result in Mr. Price beneficially owning approximately 33.0% of our common stock. Mr. Price's ability to exchange such common units is subject to the stock ownership limitations described in our charter and restrictions on the number of common units that can be exchanged in a twelve-month period. We have entered into an agreement with Mr. Price in which Mr. Price and his family have the right to designate for nomination or to fill any vacancies on our board of directors one less than a majority of our board of directors. Mr. Price will hold such rights so long as he or members of his family (1) continue to serve as directors or executive officers of National Golf Properties and (2) together beneficially own at least 20% of the outstanding shares of our common stock, which includes shares issuable upon exchange of Mr. Price's common units for shares of common stock. For purposes of item (2), the ownership percentage is not subject to the stock ownership limitations described in our charter and restrictions on the number of common units that can be exchanged in a twelve-month period. Accordingly, Mr. Price has substantial influence over the composition of our board of directors and on the outcome of any matters submitted to our stockholders for approval.

Adverse economic conditions could have a negative effect on our business.

      Golf is a recreational activity and therefore subject to discretionary spending on the part of consumers. Consumers are generally more willing to make discretionary expenditures during favorable economic conditions. An adverse change in economic conditions in the United States or a decrease in consumer confidence as a result of anticipated adverse changes could cause a reduction in the amounts spent at golf courses. Such a reduction could adversely impact the results of golf course operators and therefore the rents we receive on existing and newly acquired golf courses. California's current power crisis may further affect economic conditions, demand for play and operator results at courses in California.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      In addition to historical information, this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference into the accompanying prospectus contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements such as those pertaining to our capital resources, performance of our golf course properties and results of operations. Forward-looking statements involve numerous risks and uncertainties. There can be no assurance that the events or circumstances reflected in these statements will actually occur.

      Our forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "projects," "potential," "intends," "plans," "pro-forma," "estimates," or "anticipates" or the negative of such terminology or other variations of such terminology or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized and no assurance can be given that these expectations will prove to have been correct. The following factors, among others, could cause actual results and future events to differ materially from those described or contemplated in the forward-looking statements:

    .  defaults, terminations or non-renewal of leases;

    .  increased interest rates and operating costs;

    .  failure to obtain necessary outside financing;

    . difficulties in identifying properties to acquire and in effecting acquisitions;

    .  difficulties in disposing of properties at acceptable values;

    . possiblity of adverse impact to the results of operations resulting from the sale of golf courses;

    .  failure to successfully integrate acquired properties and operations;

    .  consumer tastes and preferences;

    . failure to qualify as a real estate investment trust under the Internal Revenue Code;

    .  seasonality and weather conditions and weather patterns;

    .  environmental uncertainties;

    .  competition from existing and new golf courses; and

    .  risks related to natural disasters and financial market fluctuations.

      Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed in this prospectus supplement under the heading "Business Risk Factors." Readers are cautioned not to rely too heavily on forward-looking statements, which reflect management's analysis only. The forward-looking statements by their nature are not intended to be definitive predictions of future events. There is no general duty for us to update forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and Merrill Lynch has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Merrill Lynch is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, as well as information in documents we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of each such document.

      Our business, financial condition, results of operations and prospects may have changed since such dates.

                                 DISTRIBUTIONS

      In order to maintain our qualification as a REIT for federal income tax purposes, we are required to make substantial distributions to our stockholders. The following factors, among others, will affect cash flow from operations and will influence the decisions of our Board of Directors regarding distributions: (i) increase in debt service resulting from additional indebtedness; (ii) scheduled increases in base rent under the leases with respect to the golf courses; (iii) any payment to us of percentage rent under the leases with respect to the golf courses; and (iv) increase in preferred distributions resulting from the issuance of preferred units. Although we receive most of our rental payments on a monthly basis, we have and intend to continue to pay distributions quarterly.

      We paid distributions to stockholders of $1.81 per share in 2000, of which $1.50 represents ordinary income, $0.11 represents capital gains, $0.09 represents unrecaptured section 1250 gains and $0.11 represents return of capital on a tax basis. In 1999, we paid distributions to stockholders of $1.77 per share, of which $1.56 represents ordinary income and $0.21 represents return of capital on a tax basis. In order to maintain our qualification in 2000 and 1999 as a REIT for federal income tax purposes, we were required to make distributions to our stockholders of at least $1.60 and $1.44 per share, respectively. In addition, on January 12, 2001, we declared a quarterly distribution for the fourth quarter of 2000 of $0.46 per share to stockholders of record on January 31, 2001, which was paid on February 15, 2001. On April 18, our Board of Directors declared a dividend of $0.46 per share for our fiscal quarter ended March 31, 2001 for each share of common stock owned by stockholders of record as of the close of business on April 30, 2001. The dividend payment date is May 15, 2001.

      We may have to increase our dividend going forward in order to comply with the REIT distribution requirements.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the federal income tax considerations which are anticipated to be material to purchasers of our common stock. This summary supersedes, in its entirety, the discussion in the base prospectus entitled "Material Federal Income Tax Considerations." The information in this section is based on:

    .  the Internal Revenue Code of 1986, as amended;

    . current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

    .  the legislative history of the Internal Revenue Code;

    . current administrative interpretations and practices of the Internal Revenue Service; and

    .  court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will be sustained by a court.

      The summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or a purchaser of our common stock. The summary below is for general information only and is not tax advice. You are urged to consult your tax advisor regarding the specific tax consequences to you of:

    . the acquisition, ownership and sale or other disposition of common stock offered under this prospectus supplement and the prospectus, including the federal, state, local, foreign and other tax consequences;

    . our election to be taxed as a real estate investment trust for federal income tax purposes; and

    .  potential changes in the tax laws.

Taxation of the Company

      General. We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner. However, our qualification and taxation as a real estate investment trust depends upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "--Failure to Qualify."

      The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and Treasury Regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and Treasury Regulations. The law firm of Latham & Watkins has acted as our tax counsel in connection with our election to be taxed as a real estate investment trust. In connection with this offering of common stock, Latham & Watkins will render an opinion to the underwriters to the effect that commencing with our taxable year ended December 31, 1993, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. This opinion will be rendered at the closing of this offering of common stock, and Latham & Watkins will have no obligation to update its opinion subsequent to this date.

      The opinion of Latham & Watkins will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate that will be provided by one of our officers. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, neither Latham & Watkins nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See "--Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

      If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay federal income tax, however, as follows:

    . We will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

    . We may be required to pay the "alternative minimum tax" on our items of tax preference.

    . If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

    . We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

    . If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (b) a fraction intended to reflect our profitability.

    . We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our real estate investment trust ordinary income for the year,
       (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

    . If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over
       (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make an election under Treasury Regulation Section 1.337(d)-5T.

      Requirements for Qualification as a Real Estate Investment Trust. The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

      (1) that is managed by one or more trustees or directors;

      (2) that issues transferable shares or transferable certificates to evidence beneficial ownership;

      (3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

      (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

      (5) that is beneficially owned by 100 or more persons;

      (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each-taxable year; and

      (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

      The Internal Revenue Code provides that all of conditions (1) to (4), must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

      We believe that we have satisfied conditions (1) through (7) during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in "Description of Capital Stock--Restrictions on Ownership and Transfer" in the attached Prospectus. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "--Failure to Qualify."

      In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

      Ownership of a Partnership Interest. We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such-partnership's share of assets and items of income of any partnership in which it owns an interest. Thus, our proportionate share of the assets and items of income of National Golf Operating Partnership (including National Golf Operating Partnership's share of these items for any partnership in which it owns an interest) are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have direct control of National Golf Operating Partnership and will continue to operate it consistent with the requirements for qualification as a real estate investment trust. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "--Tax Aspects of the Partnerships." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

      Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust:

    . First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) some types of temporary investments;

    . Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, or (b) dividends, interest and gain from the sale or disposition of stock or securities or (c) any combination of the foregoing.

      For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

      Rents we receive from a tenant will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if all of the following conditions are met:

    . The amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales.

    . We, or an actual or constructive owner of 10% or more of our capital stock, do not actually or constructively own 10% or more of the interests in the tenant.

    . Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property."

    . We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. Further, under recently enacted legislation, beginning in 2001, we are permitted to employ a "taxable REIT subsidiary" which is wholly or partially owned by us, to provide both customary and noncustomary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property," except that we may not use a taxable REIT subsidiary to directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated.

In general, we do not and will not, and as general partner of National Golf Operating Partnership, will not permit National Golf Operating Partnership to, receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, National Golf Operating Partnership may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our status as a real estate investment trust. There is limited authority regarding the requirements set forth above and, as a result, no assurance can be given that the Internal Revenue Service will not successfully assert that our lease agreements fail to satisfy these requirements.

      We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

    . our failure to meet these tests was due to reasonable cause and not due to willful neglect;

    . we attach a schedule of the sources of our income to our federal income tax return; and

    . any incorrect information on the schedule was not due to fraud with intent to evade tax.

      It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "--Taxation of the Company--General," even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our nonqualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

      Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by National Golf Operating Partnership, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. National Golf Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties. National Golf Operating Partnership has and may in the future make occasional sales of the properties as are consistent with its investment objectives. National Golf Operating Partnership does not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

      Asset Tests. At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets:

    . First, at least 75% of the value of our total assets, including our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds;

    . Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test; and

    . Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer's outstanding securities. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, including as a result of an increase in our interests in National Golf Operating Partnership, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in any partnership or limited liability company in which we own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take those other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure any noncompliance with the asset tests within this time period, we would cease to qualify as a real estate investment trust.

      As discussed above, a real estate investment trust cannot currently own more than 10% by vote or value of the outstanding securities of any one issuer. Recently, legislation was enacted that allows a real estate investment trust to own up to 100% of the vote and/or value of a corporation which jointly elects with the real estate investment trust to be treated as a "taxable REIT subsidiary," provided that, in the aggregate, a real estate investment trust's total investment in its taxable REIT subsidiaries does not exceed 20% of the real estate investment trust's total assets, and at least 75% of the real estate investment trust's total assets are real estate or other qualifying assets. In addition, dividends from taxable REIT subsidiaries will be nonqualifying income for purposes of the 75%, but not the 95%, gross income test. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent real estate investment trust, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated.

      This new legislation contains provisions generally intended to insure that transactions between a real estate investment trust and its taxable REIT subsidiary occur "at arm's length" and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent real estate investment trust if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level and debt to equity ratio. In some cases the new legislation also imposes a 100% tax on the real estate investment trust if its, or its tenants', rental, service and/or other agreements with its taxable REIT subsidiary are not on arm's length terms.

      Annual Distribution Requirements. To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

    . 90% (95% for taxable years beginning before January 1, 2001) of our "real estate investment trust taxable income"; and

    . 90% (95% for taxable years beginning before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

    . the excess of the sum of specified items of our noncash income items over 5% of "real estate investment trust taxable income" as described below.

      Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

      In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

      We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the partnership agreement of National Golf Operating Partnership authorizes us, as general partner of National

Golf Operating Partnership, to take such steps as may be necessary to cause National Golf Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

      We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirements. However, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

      We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

      In addition, we will be required to pay a 4% excise tax on the excess of the required distribution over the amounts, if any, by which our actual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain net income for the year plus, in each case, any undistributed ordinary income or capital gain net income, as the case may be, from prior periods. Any taxable income or net capital gain income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax.

      Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Failure to Qualify

      If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

      General. Substantially all of our investments are held indirectly through National Golf Operating Partnership and certain partnerships in which National Golf Operating Partnership owns an interest. For purposes of this discussion, the partnerships in which National Golf Operating Partnership owns an interest are referred to as the "lower-tier partnerships." In general, partnerships are "pass-through" entities which are not required to pay federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially required to pay tax with respect to that income, without regard to whether the partners receive a distribution of cash from the partnership. We will include in our income our proportionate share of the foregoing partnership items for purposes of the various real estate investment trust income tests and in the computation of our real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, we will include our proportionate share of assets held by National Golf Operating Partnership and the lower-tier partnerships. See "--Taxation of the Company."

      Our interests in National Golf Operating Partnership and the lower-tier partnerships involve special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of National Golf Operating Partnership or a lower-tier partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If National Golf Operating Partnership or a lower-tier partnership were treated as an association, it would be taxable as a corporation and therefore required to pay an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests. See "--Taxation of the Company--Asset Tests" and "--Income Tests." This, in turn, would prevent us from qualifying as a real estate investment trust. See "--Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in National Golf Operating Partnership's or a lower-tier partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

      Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. National Golf Operating Partnership and each of the lower-tier partnerships have claimed classification as a partnership under these Treasury Regulations, and, as a result, we believe such partnerships will be classified as partnerships for federal income tax purposes.

      Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of
Section 704(b) of the Internal Revenue Code and the Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. National Golf Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations.

      Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss, or book-tax difference, is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes. These allocations do not affect the book capital accounts or other economic or legal arrangements among the partners or members. National Golf Operating Partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of National Golf Operating Partnership, additional appreciated property has been contributed to National Golf Operating Partnership in exchange for interests in National Golf Operating Partnership. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

      In general, limited partners of National Golf Operating Partnership who acquired their limited partnership interests through a contribution of appreciated property will be allocated depreciation deductions for tax purposes which are lower than these deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a book-tax difference, all income attributable to the book-tax difference will generally be allocated to the limited partners who contributed the property, and we will generally be allocated only our share of capital gains attributable to appreciation, if any, occurring after the time of contribution to National Golf Operating Partnership. This will tend to eliminate the book-tax difference over the life of National Golf Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of National Golf Operating Partnership may cause us to be allocated lower depreciation and other deductions. We could possibly be allocated an amount of taxable income in the event of a sale of these contributed assets in excess of the economic or book income allocated to us as a result of the sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the real estate investment trust distribution requirements. See "--Taxation of the Company--Annual distribution requirements."

      Treasury Regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and National Golf Operating Partnership have determined to use the "traditional method" for accounting for book-tax differences for the properties initially contributed to National Golf Operating Partnership and for certain assets acquired subsequently. We and National Golf Operating Partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by National Golf Operating Partnership in the future.

      Any property acquired by National Golf Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and
Section 704(c) of the Internal Revenue Code will not apply.

Taxation of Holders of Our Common Stock

      Scope of Discussion. This general discussion of United States federal income tax consequences which are anticipated to be material to purchasers of our common stock applies to you if you are a United States stockholder who holds our common stock as a "capital asset," generally, for investment, as defined in Section 1221 of the Internal Revenue Code. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in our common stock. For example, special rules not discussed here may apply to you if you are:

    .  not a United States stockholder;

    .  a broker-dealer, a dealer in securities or a financial institution;

    .  an S corporation;

    .  a bank;

    .  a thrift;

    .  an insurance company;

    .  a tax-exempt organization;

    . subject to the alternative minimum tax provisions of the Internal Revenue Code;

    . holding the common stock as part of a hedge, straddle or other risk reduction or constructive sale transaction;

    . a person with a "functional currency" other than the United States dollar; or

    .  a United States expatriate.

      This discussion only represents our best attempt to describe the material federal income tax consequences that may apply to you based on current United States federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service or any court may disagree with this discussion.

      When we use the term "United States stockholder," we mean a holder of shares of our capital stock who is, for United States federal income tax purposes:

    .  a citizen or resident of the United States;

    . a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, treasury regulations provide otherwise;

    . an estate which is required to pay United States federal income tax regardless of the source of its income; or

    . a trust whose administration is under the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered United States stockholders.

Distributions Generally

      Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable United States stockholders as ordinary income. As long as we qualify as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations.

      To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in its shares of common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Distributions

      Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on specified designations, if any, which we may make, these gains may be taxable to non-corporate United States stockholders at a 20% or 25% rate. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, your share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends, as determined for federal income tax purposes, paid to you for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends, as determined for federal income tax purposes, paid on all classes of shares of our capital stock for the year.

Passive Activity Losses and Investment Interest Limitations

      Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, may not be treated as investment income depending upon your particular situation.

Retention of Net Long-Term Capital Gains

      We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:

    . include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

    . be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder's long-term capital gains;

    .  receive a credit or refund for the amount of tax deemed paid by it;

    . increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

    . in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by treasury regulations to be prescribed by the Internal Revenue Service.

Dispositions of Common Stock

      If you are a United States stockholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset. This gain or loss, except as provided below, will be long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a United States stockholder and you recognize loss upon the sale or other disposition of common stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding

      We report to our United States stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "--Taxation of Non-United States
Stockholders" on page   .

Taxation of Tax-Exempt Stockholders

      The Internal Revenue Service has ruled that amounts distributed as dividends by a qualified real estate investment trust do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, except as described below, dividend income from us and gain arising upon your sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as "debt financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

      For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

      Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a real estate investment trust. A real estate investment trust will not be a "pension held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders.

Taxation of Non-United States Stockholders

      The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of our common stock by persons that are non-United States stockholders.

When we use the term "non-United States stockholder" we mean stockholders who are not United States stockholders. In general, non-United States stockholders may be subject to special tax withholding requirements on distributions from us and with respect to their sale or other disposition of our common stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-United States stockholder's country. A non-United States stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-United States stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our common stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

Other Tax Consequences

      We may be required to pay state or local taxes in various state or local jurisdictions, including those in which we transact business and our stockholders may be required to pay state or local taxes in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences summarized above. In addition, your state and local tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

                              SELLING STOCKHOLDER

      Oaks Christian High School, a non-profit organization, received 1,250,000 common units in separate contributions from David G. Price and Dallas P. Price on July 9, 1998. The Board of Directors of Oaks Christian High School consists of 14 members, including David G. Price and Dallas P. Price. Oaks Christian High School exchanged these common units for 1,250,000 shares of our common stock in March 2000. City National Bank and Union Bank of California N.A. ("Banks") were granted security interests in the 1,250,000 shares of common stock in connection with loans granted to Oaks Christian High School.

      The proceeds from the sale of the shares of our common stock offered in this prospectus supplement are solely for the account of Oaks Christian High School. Accordingly, we will not receive any of such proceeds. A portion of the proceeds from the sale of the shares offered in this prospectus supplement will be used by Oaks Christian High School to repay the loans made by the Banks and other loans made by Mr. Price's Trust and Mrs. Price's Trust and the Price Family Foundation to fund the development and construction of Oaks Christian High School.

                                  UNDERWRITING

      The Selling Stockholder intends to offer the shares in the U.S. through Merrill Lynch, Pierce, Fenner & Smith Incorporated as underwriter. Subject to the terms and conditions described in the purchase agreement among us, National Golf Operating Partnership, the Selling Stockholder and the underwriter, the Selling Stockholder has agreed to sell to the underwriters and the underwriters have agreed to purchase from the Selling Stockholder 1,100,000 shares of our common stock.

      The underwriter has agreed to purchase all of the shares sold under the purchase agreement if any of these shares are purchased.

      Pursuant to the purchase agreement, we and the Selling Stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

      The underwriter is offering the shares, subject to prior sale, when and if sold to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

      The underwriter has advised us and the Selling Stockholder that the underwriter proposes initially to offer the shares to the public at the public offering price on the cover page of the prospectus supplement and to dealers at
that price less a concession not in excess of $    per share. The underwriter
may allow, and the dealers may reallow, a discount not in excess of $    per
share to other dealers. After the public offering, the public offering price, concession and discount may be changed.

      The following table shows the public offering price, underwriting discount and proceeds to the Selling Stockholder. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

                                                        Without
                                           Per Share    Option    With Option
                                           ---------- ----------- ------------
     Public Offering Price................ $          $           $
     Underwriting Discount................ $          $           $
     Proceeds before expenses to the
      Selling Stockholder................. $          $           $

      The expenses of the offering, not including the underwriting discount,
are estimated at $                and are payable by the Selling Stockholder.

Over-Allotment Options

      The Selling Stockholder has granted an option to the underwriter to purchase up to 150,000 additional shares at the public offering price less the underwriting discount. The underwriter may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments.

No Sales of Similar Securities

      Our executive officers and directors and certain of our stockholders have agreed, with exceptions, not to sell or transfer any common stock for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other individuals have agreed not to directly or indirectly

    .  offer, pledge, sell or contract to sell any common stock,

    .  sell any option or contract to purchase any common stock,

    .  purchase any option or contract to sell any common stock,

    .  send or otherwise dispose of or transfer any common stock,

    . request or demand that we file a registration statement related to the common stock, or

    . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

      This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The underwriter, in its sole discretion, may release any of the securities subject to lockup at any time prior to the expiration of the lockup period without notice. The underwriter has no present intent or arrangement to release any of the securities subject to these lockup agreements.

New York Stock Exchange Listing

      The shares are listed on the New York Stock Exchange under the symbol
"TEE".

Price Stabilization and Short Position

      Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

      If the underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares than are listed on the cover of the prospectus supplement, it may reduce that short position by purchasing shares in the open market. It may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of such purchases.

      Neither we nor Merrill Lynch makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor Merrill Lynch makes any representation that Merrill Lynch will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Merrill Lynch has occasionally provided investment banking financial advisory services to us and our affiliates, for which it has received customary compensation, and may continue to do so in the future.

                                 LEGAL MATTERS

      The validity of our common stock and other matters of Maryland law will be passed upon for National Golf Properties by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Latham & Watkins, Los Angeles, California will pass upon tax matters for National Golf Properties. Greenberg Glusker Fields Claman Machtinger & Kinsella LLP will pass upon matters relating to this offering for Oaks Christian High School. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California will pass upon matters relating to this offering for Merrill Lynch.

                                    EXPERTS

      The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of National Golf Properties, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information filing requirements of the Securities and Exchange Act of 1934, as amended ("Exchange Act") and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any materials that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. We file information electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Because our common stock is listed on the New York Stock Exchange, you also may inspect copies of these materials and other information about us at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a registration statement relating to these shares of common stock on Form S-3 under the Securities Act of 1933. This prospectus supplement does not contain all of the information in the registration statement. We have omitted parts of it in accordance with the SEC's rules and regulations. For further information, you should refer to the registration statement, including its exhibits and amendments. Statements contained in this prospectus supplement or any document incorporated by reference herein about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of those documents.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the termination of the offering of the shares made under this prospectus:

    . Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 30, 2001;

    . Report on Form 10-Q for the quarterly period ended March 31, 2001 filed on May 14, 2001;

    . Proxy Statement for Annual Meeting of Stockholders to be held on May 29, 2001, filed on April 16, 2001 (File Number 1-12246); and

    .  Form 8-A filed on May 16, 2001.

      Information in this prospectus supplement may add to, update or change information in a previously filed document incorporated by reference in this prospectus supplement. In that case, you should rely on the information in this prospectus supplement. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus supplement or in a previously filed document incorporated by reference in this prospectus supplement. In that case, you should rely on the information in the later filed document.

      We will provide without charge to each person who requests it in writing a copy of any or all of the documents incorporated by reference in this prospectus supplement, except the exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. You should direct requests for these copies to National Golf Properties, Inc., 2951 28th Street, Suite 3001, Santa Monica, California 90405, Attention: Investor Relations; telephone number (310) 664-4100.

PROSPECTUS

                         National Golf Properties, Inc.

                                2,800,616 Shares

                                  Common Stock

                               ----------------

  This prospectus relates to the possible offer and sale of up to 2,800,616 shares of common stock of National Golf Properties by the selling stockholders identified in this prospectus. The selling stockholders are offering these shares of common stock for resale upon the exchange of the selling stockholders' units of limited partnership interest in National Golf Operating Partnership, L.P. We will not receive any of the proceeds from the sale of the shares of our common stock offered by the selling stockholders.

  Our shares of common stock are traded on The New York Stock Exchange under the symbol "TEE."

  You should consider the risks discussed in "Risk Factors" beginning on page 5, before you invest in our common stock.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

                The date of this prospectus is October 18, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
   The Company.............................................................   3
   Risk Factors............................................................   5
   Description of Capital Stock............................................  15
   Partnership Agreement...................................................  23
   Material Provisions of Maryland Law and Our Charter and Bylaws..........  34
   Material Federal Income Tax Considerations..............................  42
   Selling Stockholders....................................................  60
   Plan of Distribution....................................................  63
   Legal Matters...........................................................  65
   Experts.................................................................  65
   Where You Can Find More Information.....................................  66
   Forward-Looking Statements..............................................  68

  You should rely only on the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or the accompanying prospectus supplement, as well as information in documents we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since such dates.

                                  THE COMPANY

  We are a self-administered real estate investment trust and the largest publicly-traded company in the United States specializing in the acquisition and ownership of golf course properties. As a self-administered real estate investment trust, our own employees perform our administrative and management functions, rather than our relying on an outside manager for these services. As of June 30, 1999, our portfolio consisted of 150 golf courses, geographically diversified among 25 states.

  We lease our golf courses to experienced and creditworthy operators under long-term triple net leases. In selecting our lessees, we consider factors such as the number of years that the company has been in operation, the experience of the management team, the number of golf courses currently owned, leased or managed by the lessee, the lessee's net worth or ability to provide credit support to our satisfaction, and the lessee's ability to maximize the revenues of the golf course and to improve the long-term value of the golf course. The lessees of our golf courses pay base rent on each property. In addition, our leases contain a percentage rent feature that enables us to participate in growth in revenues of the golf courses. The leases include strict maintenance standards and, as triple net leases, require the lessees to pay all real and personal property taxes, utility costs, insurance costs, irrigation costs, maintenance costs and other operating expenses.

  National Golf Operating Partnership holds substantially all of our assets and conducts all of our operations. Six of our golf course properties are owned by partnerships in which National Golf Operating Partnership acts as managing general partner and owns at least a 50% interest. Our interests in two of our golf courses consist of participating mortgage loans held by National Golf Operating Partnership, which are collateralized by mortgages on the two golf courses. With the exception of these participating mortgage loans, all of our investments in golf courses consist of ownership of golf course properties through our ownership interest in National Golf Operating Partnership and the other partnerships which it controls. We are the sole general partner of National Golf Operating Partnership, and we currently own 59.1% of its units of common partnership interest. The limited partners in National Golf Operating Partnership are individuals, partnerships, corporations and trusts who have contributed their properties in exchange for common units or who have contributed cash in exchange for units of preferred partnership interest.

  The following diagram depicts the structure of National Golf Properties, National Golf Operating Partnership, Royal Golf, L.P. II and Pumpkin Ridge Joint Venture as of June 30, 1999:

                      [CHART OF NATIONAL GOLF PROPERTIES]
--------
* We account for our investment in Pumpkin Ridge Joint Venture under the equity method of accounting.

** Two golf courses are not owned by National Golf Operating Partnership, but National Golf Operating Partnership has a participating mortgage loan on each of such courses.

  National Golf Properties, Inc. is a Maryland corporation founded in 1993 by David G. Price, the Chairman of our Board of Directors. Our executive offices are located at 2951 28th Street, Suite 3001, Santa Monica, California 90405, and our telephone number is (310) 664-4100.

                                  RISK FACTORS

  The following discussion identifies the risks that we believe are material to investors who purchase or own our common stock. In addition to other information contained or incorporated by reference in this prospectus or in an accompanying prospectus supplement, you should carefully consider the following factors before acquiring shares of common stock offered in this prospectus.

The lessee and operator of most of our golf courses and our Chairman have conflicts of interest that may adversely affect our business.

 American Golf manages other golf courses located in the same geographic area as our golf courses and these courses may compete with our courses.

  American Golf Corporation is a golf course management company that is responsible for operating 146 of our golf course properties, including two golf courses securing participating mortgage loans. American Golf and its subsidiaries also currently manage and operate more than 173 other golf courses and related facilities located in 30 states and the United Kingdom. Some of the other golf courses and related facilities operated by American Golf are located in the same geographic areas as our golf properties and may compete with them. American Golf does not, however, compete with us for the acquisition of golf courses and does not own any of the golf courses that it manages.

 David G. Price's role as Chairman of the board of directors of American Golf subjects him to conflicts of interest.

  David G. Price is Chairman of the board of directors of American Golf and owns 35.5% of its common stock. Mr. Price also is Chairman of our board of directors and beneficially owns 2.8% of our outstanding common stock and common units exchangeable for an additional 27.7% of our common stock. As a result of his position and ownership in both companies, Mr. Price is subject to conflicts of interest that could influence Mr. Price to make decisions in his capacity as our Chairman which are more favorable to American Golf than would be the case if Mr. Price had no interest in American Golf. No limitations exist on the operation of any competitive golf courses and related facilities by American Golf or other affiliates of Mr. Price.

 David G. Price may have conflicts of interest with us in connection with his ownership interest in Golf Enterprises, Inc.

  Mr. Price beneficially owns 50% of Golf Enterprises, Inc., which is the lessee or manager of 19 golf courses owned by various third parties. Mr. Price acquired Golf Enterprises in July 1996 as part of a three-party transaction involving Mr. Price, National Golf Properties and Golf Enterprises. In that transaction, National Golf Properties purchased 20 golf courses owned by Golf Enterprises and Mr. Price then merged a newly-formed acquisition entity into Golf Enterprises as a means of acquiring all the remaining courses which were leased or managed. Immediately following the transaction, Mr. Price caused Golf Enterprises to enter into an agreement with American Golf to sublease or manage Golf Enterprises' 19 golf courses. American Golf continues today to sublease or manage such courses. Golf Enterprises has not acquired interests in any additional golf courses since 1996. However, there are no restrictions on Golf Enterprises from leasing or managing additional golf courses in the future which could compete with golf courses owned by us.

Loss of our status as a real estate investment trust would have significant adverse consequences to our company and the value of our stock.

  We currently operate and have operated since 1993 in a manner that is intended to allow us to qualify as a real estate investment trust for federal income tax purposes under the Internal Revenue Code of 1986, as amended.

  If we lose our status as a real estate investment trust, we will face serious tax consequences that will substantially reduce the funds available for distribution to you for each of the years involved because:

  . we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be required to pay federal income tax at regular corporate rates;

  . we also could be required to pay the federal alternative minimum tax and possibly increased state and local taxes; and

  . unless we are entitled to relief under statutory provisions, we could not elect to be taxed as a real estate investment trust for four taxable years following the year during which we were disqualified.

  In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, we will not be required to make distributions to stockholders, and corporate distributees may be eligible for the dividends received deduction.

  As a result of all these factors, our failure to qualify as a real estate investment trust also could impair our ability to expand our business and raise capital, and would adversely affect the value of our common stock.

  Qualification as a real estate investment trust involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a real estate investment trust that holds its assets in partnership form. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a real estate investment trust. For example, in order to qualify as a real estate investment trust, at least 95% of our gross income in any year must be derived from qualifying sources. Also, we must make distributions to stockholders aggregating annually at least 95% of our net taxable income, excluding capital gains. In addition, legislation, new treasury regulations, administrative interpretations or court decisions may adversely affect our investors or our ability to qualify as a real estate investment trust for tax purposes. Although our management believes that National Golf Properties is organized and operates in such manner, no assurance can be given that we will continue to be organized or be able to operate in a manner so as to qualify or remain qualified as a real estate investment trust for tax purposes.

To maintain our status as a real estate investment trust, we may be forced to borrow funds on a short-term basis during unfavorable market conditions.

  In order to maintain our status as a real estate investment trust, we may need to borrow funds on a short-term basis to meet the real estate investment trust distribution requirements even if the then prevailing market conditions are not generally favorable for these borrowings. To qualify as a real estate investment trust, we generally must distribute to our stockholders at least 95% of our net taxable income each year, excluding capital gains. In addition, we will be required to pay a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These short-term borrowing needs could result from differences in timing between the actual receipt of income and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments.

We rely heavily on the rental payments we receive from American Golf for our revenues and ability to make distributions.

  Our revenues and ability to pay distributions are largely dependent on rental payments we receive from American Golf under long-term leases relating to our golf courses. We cannot be sure that American Golf will have sufficient assets or income in the future to satisfy its lease obligations to us or that American Golf will elect to renew any of such leases upon the expiration of their initial terms, which range between 15 and 20 years. Our income and cash flow consist primarily of rental income from our golf courses. American Golf is the lessee of all but four of our golf courses and related facilities. The terms of the leases for our existing golf courses require American Golf to make monthly minimum rental payments for each of our golf courses and additional quarterly payments calculated as a percentage of the revenues of each such golf course. Our ability to increase distributions in the future will depend, in part, on the growth of percentage rent payments under the leases, which in turn will depend on the success of American Golf in increasing the revenues of our golf courses. Percentage rent payments equal a percentage of the revenues of our golf courses, and is payable only to the extent that such percentage exceeds the base rent that lessees pay to us.

Our investors face risks applicable to real estate investments generally.

  Investments in golf courses and related properties face risks typically associated with investments in real estate. Such risks include the possibility that golf courses and any associated properties will generate total revenue lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. If our properties do not generate income sufficient to meet operating expenses, including capital expenditures, of National Golf Properties and National Golf Operating Partnership, our ability to pay distributions to our stockholders, could be adversely affected.

  Revenue from golf courses and yields from investments in such properties may be affected by many factors, including:

  .  changes in government regulations;

  .  general or local economic conditions;

  .  the available local supply of golf courses;

  .  a decrease in the number of people playing golf; and

  .  adverse weather conditions.

  The value of golf course properties to the owners of such properties or prospective buyers can fluctuate significantly based on these factors as well as factors relating to how such properties are operated, including an owner's or buyer's debt structure, ability to operate and method of operating courses and the owner's or buyer's desired rate of return on its investment in such properties. We generally expect that our results of operations may be adversely affected as a function of reduced payments of percentage rent in the first and fourth quarters of each year due to adverse weather conditions and the scheduled closure of the golf courses located in harsh winter climates.

 A drought or water shortage could adversely effect the value of our golf courses.

  One factor specifically affecting real estate investments in golf courses is the availability of water. The ability of an owner of a golf course to irrigate such course could be adversely impacted due to a drought or other water shortage. If the quantity of irrigation water were reduced as a result of a drought or other water shortage, the available water would be used first on selected areas of the affected golf course such as tees and greens and then on remaining areas of the golf course. A severe drought of extensive duration experienced in regard to a large number of properties could adversely affect the operator of such properties and, accordingly, adversely affect the rental revenue received by the owners of such properties and, consequently, the amount of percentage rents we receive. About half of our golf courses are located in "sun-belt" states, which, because of their warmer climates, are more likely to experience drought and water shortages.

 Our ability to vary our portfolio is limited because real estate investments are illiquid.

  Equity investments in real estate are relatively illiquid and, therefore, our ability to vary our portfolio promptly in response to changed conditions will be limited. Our Board of Directors may establish investment criteria or limitations as it deems appropriate, but currently does not limit the number of properties in which we may seek to invest or on the concentration of investments in any one geographic region. While we are authorized to invest in various types of income-producing real properties, our current strategy concentrates on acquiring golf courses and related facilities. Consequently, we will continue to be subject to the risks associated with investments in a single industry.

 We may be exposed to costs related to environmental remediation.

  We are subject to various federal, state and local laws, ordinances and regulations that make property owners or operators liable for the costs of removal or remediation of any hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of hazardous substances on our properties or our failure to properly remediate such substances may adversely affect our ability to sell, rent or borrow against such contaminated property.

  We have not been notified by any governmental authority of any material non-compliance, liability or other claim in connection with any of our properties, and we are not aware of any environmental condition with respect to any of our properties that is likely to be material. All of our golf courses have been subjected to a preliminary environmental investigation. Such investigation generally involves an examination of public records for ownership, use and current permitting status, site visits, visual inspections for indications of contamination or potential contamination and interviews with the on-site managers. Such inspection generally does not involve invasive procedures, such as soil sampling or ground water analysis. As a result, there can be no assurance that the environmental studies of our properties would have revealed all environmental conditions, liabilities or compliance concerns. Also, environmental conditions, liabilities or compliance concerns may have arisen at a property after the related review was completed. Although all of our lease agreements provide that the lessees will indemnify us for some potential environmental liabilities at the golf courses, there can be no assurance that the indemnification provided by such leases would be sufficient to satisfy all environmental liabilities.

 If an uninsured loss occurs, we could lose both our invested capital in and projected profits from a property.

  Our tenants are required to carry comprehensive liability, fire, flood and extended insurance coverage, as applicable, on all of our properties. We believe that the policy specifications and insured limits are customary for similar properties and all of our existing golf courses are insured within industry standards. There are, however, losses of a catastrophic nature, such as those caused by wars or earthquakes, which may be either uninsurable or not economically insurable. Should an uninsured loss occur, we could lose both our invested capital in and anticipated profits from a property.

Shares available for future sale could have adverse effects on the market price of our common stock.

  If we or the holders of our common stock sell a substantial number of shares in a short period, particularly if the volume of sales are higher than usual, then the price of our common stock may be lower in order to generate sufficient demand for the number of shares being sold. Investors' expectations of significant sales of this kind could depress the market price of our common stock.

  Sales of unusually large numbers of shares could occur under several circumstances. First, when we formed National Golf Operating Partnership, the partnership issued 8,685,985 common units to the persons and entities that contributed properties to the partnership. In 1996, we issued an additional 61,339 common units upon National Golf Operating Partnership's acquisition of four golf courses held under option since 1993. Holders of all of these common units have the right to exchange their units for our common stock. These exchange rights are limited, however, by stock ownership limitations in our charter which are necessary to maintain our status as a real estate investment trust. If any holders exchange their common units, those holders would likely elect to sell the shares they receive. We have agreed to register with the Securities and Exchange Commission to facilitate these sales in the public markets.

  Second, if any of the holders of common units exercise their rights to receive cash in exchange for their units, we may need to issue shares of our capital stock to raise that cash. These issuances would likely be made in the public markets.

  Third, if any holders of the Series A Preferred Units or Series B Preferred Units of National Golf Operating Partnership exchange their Series A Preferred Units for shares of Series A Preferred Stock or Series B Preferred Units for shares of Series B Preferred Stock, those shares of our preferred stock may be sold in high volume on the open market. We have agreed to register with the Securities and Exchange Commission to facilitate those sales.

  Finally, we may also issue additional shares of our common or preferred stock to raise funds to acquire additional assets or pay operating expenses, capital expenditures and debt service.

Limitations in our charter and bylaws and in the partnership agreement for National Golf Operating Partnership may adversely effect your ownership of shares and the opportunity for a change in control.

 Limitations on ownership of common stock.

  Actual or constructive ownership of shares of our common stock and preferred stock in excess of the stock ownership limits described below would cause the violative transfer or ownership to be void or cause such shares to be transferred to a charitable trust and then sold to a person or entity who can own such shares without violating such limits. As a result, if a violative transfer were made, the recipient of such shares would not acquire any economic or voting rights attributable to such capital stock.

  To maintain our qualification as a real estate investment trust, not more than 50% in value of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals, pension funds, supplemental unemployment benefit trusts, private foundations and trusts entitled to a deduction for amounts paid or permanently set aside for charitable purposes, as described in Section 542(a)(2) of the Internal Revenue Code, generally are treated as individuals, except a "look-through" exception applies with respect to pension funds. For the purpose of preserving our tax status as a real estate investment trust, our charter contains a stock ownership limit which prohibits actual or constructive ownership of more than 9.8%, by number of shares or value, whichever is more restrictive, of our outstanding common stock by any person. Our charter also prohibits any single stockholder from actually or constructively owning outstanding shares of our preferred stock if the value of such preferred stock which, taken together with the value of any other capital stock of National Golf Properties owned by such stockholder, would exceed 9.8% of the aggregate value of the outstanding shares of our capital stock.

  The constructive ownership rules are complex and may cause shares of our capital stock owned, actually or constructively, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of our common stock or capital stock, or the acquisition of an interest in an entity which owns shares of our capital stock by an individual or entity could cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding shares of our common stock or capital stock, and the holders of the shares would be subject to the stock ownership limits described above. In light of the substantial ownership of our shares by members of the Price family, stockholders should pay special attention to these rules before investing in other companies affiliated with such family members.

 Limitations in our charter and bylaws could prevent a change in control.

  Provisions of our charter and bylaws could have the effect of delaying, deferring or preventing a change in control of National Golf Properties or the removal of existing management. As a result, such provisions could prevent our stockholders from being paid a premium over the then-prevailing market price for their shares of common stock. In addition to placing a limit on the number or value of shares which an individual or entity may own, either actually or constructively, our charter and bylaws:

  .  provide for a staggered board of directors;

  . authorize our board of directors to issue preferred stock without stockholder approval;

  .  grant our board of directors authority to amend our bylaws; and

  . require approval by a majority of our board of directors of any transaction involving a change of control of National Golf Properties and amendments to our charter and bylaws.

  The consent of the holders of two-thirds of the outstanding shares of our Series A Preferred Stock and Series B Preferred Stock, with each series voting as a separate class, also would be required if we merge, consolidate or sell substantially all of our assets in a manner that materially and adversely affects the rights, preferences and privileges of holders of our Series A Preferred Stock or Series B Preferred Stock.

 Consent of limited partners holding common units is required for some transactions.

  The consent of the holders of a majority of common units held by limited partners also is required for the National Golf Operating Partnership:

  .  to dissolve;

  .  to sell or transfer substantially all of its assets; or

  . to effect any merger, consolidation, reorganization or business combination which results in all outstanding partnership interests being disposed of for cash, debt or other securities of another entity.

  Each of David G. Price and Dallas P. Price, Mr. Price's former wife, may be deemed to control 55% of the outstanding common units held by limited partners and, therefore, has the ability to significantly influence any decision to effect such a disposition.

 We could change our investment and financing policies without a vote of our stockholders.

  Subject to our fundamental investment policy to maintain our qualifications as a real estate investment trust, our board of directors will determine our investment and financing policies, our growth strategy and our debt, capitalization, distribution and operating policies. Although our board of directors has no present intention to revise or amend these strategies and policies, it may do so at any time without a vote by stockholders. Accordingly, stockholders' control over changes in our strategies and policies is limited to the election of directors, and changes made by our board of directors may not serve the interests of our stockholders and could adversely affect our financial condition or results of operations, including our ability to distribute cash to stockholders or qualify as a real estate investment trust.

 If we issue additional equity securities, your investment will be diluted.

  We may issue additional shares of our common stock or preferred stock to raise funds to acquire additional properties or pay operational expenses. Existing stockholders will have no preemptive rights to acquire any additional securities issued by us and any issuance of additional equity securities could result in dilution of an existing stockholder's investment.

 We have staggered elections for members of our board of directors.

  A staggered board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. Our board of directors is divided into three classes serving staggered three-year terms. Directors for each class are chosen for a three-year term upon expiration of the then current term. The classified director provisions may make the replacement of incumbent directors more time consuming and difficult.

 Because we have three classes of directors, a director cannot be removed by our stockholders without cause.

  Under Maryland law, unless the charter provides otherwise, the stockholders may remove any director with or without cause by a majority vote of all outstanding shares entitled to be cast for the election of directors. However, if directors have been divided into classes, a director may not be removed without cause. Our charter provides for three classes of directors and, accordingly, such directors may not be removed without cause. Consequently, our stockholders may encounter difficulty in changing the composition of our board of directors.

David G. Price is a significant stockholder and has the ability to designate one less than a majority of our board of directors.

  In addition to serving as Chairman of our board of directors, David G. Price may be deemed to beneficially own approximately 2.8% of the outstanding shares of common stock and common units exchangeable for an additional 27.7% of the outstanding shares of our common stock. Mr. Price's ability to exchange such common units is subject to the stock ownership limitations described in our charter and restrictions on the number of common units that can be exchanged in a twelve-month period. We have entered into a Director Designation Agreement with Mr. Price in which Mr. Price and his family have the right to designate for nomination or to fill any vacancies on our board of directors one less than a majority of our board of directors. Mr. Price will hold such rights so long as he or members of his family (1) continue to serve as directors or executive officers of National Golf Properties and (2) together beneficially own at least 20% of the outstanding shares of our common stock, which includes shares issuable upon exchange of Mr. Price's common units for shares of common stock. For purposes of item (2), the ownership percentage is not subject to the stock ownership limitations described in our charter and restrictions on the number of common units that can be exchanged in a twelve-month period. Accordingly, Mr. Price has substantial influence over the composition of our board of directors and on the outcome of any matters submitted to our stockholders for approval.

We could be adversely affected by significant Year 2000 problems.

  Many of the world's computers, computer software and other equipment currently identify years in a two digit format, instead of a four digit format. These systems, software and equipment will be unable to properly interpret dates beyond the year 1999, which could lead to disruptions in our operations. This problem is commonly referred to as the Year 2000 issue. We have identified Year 2000 risk in the following three areas:

 Our computer hardware and software might not be completely Year 2000 compliant.

  We have replaced all of our personal computers and software with computers and software that are Year 2000 compliant. We also have replaced our computer servers and critical software and plan to upgrade our remaining non-critical software by the end of the third quarter of 1999. We have spent approximately $71,000 to replace such computer equipment and software through June 30, 1999 and anticipate spending an additional $15,000 before the end of 1999 on additional software upgrades. We have determined that most of the other office equipment that we use also is Year 2000 compliant. This has been confirmed in writing with third party vendors. We will continue to conduct ongoing testing of our software and other equipment which has not yet been tested or replaced to ensure Year 2000 compliance.

 Tenants' computer hardware and software might not be completely Year 2000 compliant.

  We have sent written requests to all of our tenants to determine their Year 2000 compliance. American Golf has informed us that its Year 2000 compliance project is progressing as planned. It has replaced or upgraded its critical software and plans to upgrade its remaining non-critical software by the end of the fourth quarter of 1999.

 Third-party service providers might not be completely Year 2000 compliant.

  We have sent written requests to our key service providers to determine their Year 2000 compliance. We will follow up with those key service providers who have not returned their Year 2000 questionnaires or who are still working on their Year 2000 compliance.

  We do not currently have a comprehensive contingency plan for the Year 2000 problem. However, we intend to establish such a plan during 1999 as part of our ongoing Year 2000 compliance effort.

  Despite our efforts to identify and resolve Year 2000 compliance problems, we cannot guarantee that all of our systems will be Year 2000 compliant or that other companies on which we rely will be timely converted. As a result, our operations could be interrupted or otherwise adversely affected. The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, some of our business operations. Such failures could have a material adverse effect on our financial condition and results of operations. However, we believe that, at worst, we might cease receiving percentage rents on a temporary basis. This would result from our tenants having to use a manual system to prepare their accounting records and, as a consequence, it would take additional time for our tenants to gather financial performance information from our golf courses and calculate the percentage rent amounts. This temporary reduction in rent revenue could cause price fluctuations in our common stock.

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of the terms of our capital stock does not purport to be complete and is qualified by the Maryland General Corporation Law and our charter and bylaws. Copies of our charter and bylaws are attached as exhibits to our Current Report on Form 8-K dated August 31, 1995. See "Where You Can Find More Information" on page 66.

General

  Our charter authorizes us to issue up to 40,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 1999, we had 12,636,545 shares of common stock issued and outstanding. Our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences, rights, limitations and restrictions of each such series. As of June 30, 1999, our board of directors had designated and reserved for issuance 1,500,000 shares of Series A Preferred Stock, none of which has been issued. On July 27, 1999 our board of directors designated and reserved for issuance 1,400,000 shares of Series B Preferred Stock, none of which has been issued.

Common Stock

  Holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Holders of common stock have no cumulative voting rights in the election of directors. Subject to the stock ownership limitations in our charter and the rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock and any other outstanding series of preferred stock, the holders of shares of common stock generally possess all voting power and are entitled to such distributions as may be declared by our board of directors from available funds. We currently make quarterly distributions.

  Under Maryland law, stockholders generally are not liable for our debts or obligations. If National Golf Properties is liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, the holder of each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, our debts and liabilities. Our debts and liabilities include those arising out of our status as general partner of National Golf Operating Partnership.

  Subject to the stock ownership limitations in our charter, all shares of our common stock have equal distribution, liquidation and voting rights. Holders of our common stock have no conversion, exchange, sinking fund, preference, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.

  Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter or a lesser percentage if specified in the corporation's charter. Under the Maryland General Corporation Law, the term "substantially all of its assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any such situation.

  Our charter authorizes our board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock. Our charter also authorizes our board of directors to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

Preferred Stock

  We may issue preferred stock in one or more series as authorized by our board of directors. Prior to the issuance of shares of each series, our board of directors is required by the Maryland General Corporation Law and our charter to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock.

Series A and Series B Preferred Stock

  Our board of directors has designated 1,500,000 shares of our preferred stock as 8% Series A Cumulative Redeemable Preferred Stock and 1,400,000 shares of our preferred stock as 9.3% Series B Cumulative Redeemable Preferred Stock. The 8% Series A Cumulative Redeemable Preferred Stock is referred to in this prospectus as "Series A Preferred Stock" and the 9.3% Series B Cumulative Redeemable Preferred Stock is referred to in this prospectus as "Series B Preferred Stock." No shares of Series A Preferred Stock or Series B Preferred Stock are currently outstanding, but upon issuance, the holders of such shares will have the rights and preferences described below.

 General

  Holders of Series A Preferred Stock and Series B Preferred Stock will be entitled to receive cumulative preferential distributions from the date of issue, payable on or before the 15th of February, May, August, and November of each year. These distributions will be paid in cash, at the rate per annum of 8% of the $50.00 liquidation preference per share of Series A Preferred Stock, and 9.3% of the $25.00 liquidation preference per share of Series B Preferred Stock. These distributions will be paid when due in preference to any payment made on any other classes of our capital stock or other equity securities, other than any class or series of our equity securities expressly designated as ranking equal or superior to the Series A Preferred Stock and the Series B Preferred Stock. The cumulative preferential distributions paid on shares of Series A Preferred Stock will include any accrued but unpaid distributions on Series A Preferred Units at the time that such units are exchanged for shares of Series A Preferred Stock. The cumulative preferential distributions paid on shares of Series B Preferred Stock will include any accrued but unpaid distributions on Series B Preferred Units at the time that such units are exchanged for shares of Series B Preferred Stock. The right of a holder of Series A Preferred Stock or Series B Preferred Stock to receive cumulative preferential distributions means that, unless each of those quarterly distributions is paid in full, we cannot make any distributions on our common stock until we pay to the holders of Series A Preferred Stock and holders of Series B Preferred Stock the currently required distribution and all previously missed distributions.

 Redemption

  Beginning on March 4, 2003, we will have the option of redeeming all or some of the shares of Series A Preferred Stock, and beginning on July 28, 2004, we will have the option of redeeming all or some of the shares of Series B Preferred Stock. Such redemption will be at a redemption price payable in cash equal to $50.00 per share for the Series A Preferred Stock and $25.00 per share for the Series B Preferred Stock, plus in each case any accrued but unpaid dividends on such shares to the date of redemption. The redemption price must be paid with proceeds from sales of our capital stock and from no other source.

 Limited Voting Rights

  Holders of Series A Preferred Stock and Series B Preferred Stock generally will have no voting rights as stockholders. However, if we fail to make full distributions on any Series A Preferred Stock or Series B Preferred Stock on a timely basis with respect to any six quarterly distribution periods, regardless of whether consecutive, the holders of such stock and any other class or series of parity preferred stock, voting together as a single class, will have the right to elect two additional directors to our board of directors until all distributions in arrears and distributions for the then current quarter have been paid in full. In addition, without the consent of the holders of two-thirds of the shares of Series A Preferred Stock then outstanding or the holders of two-thirds of the shares of Series B Preferred Stock then outstanding, as applicable, we may not:

  . designate, authorize or issue shares of any class of equity securities ranking superior to such series of preferred stock with respect to distributions or rights upon liquidation, dissolution, or winding-up; and

  . designate, authorize or issue shares of any class of equity securities ranking equal to such series of preferred stock with respect to distributions or rights upon liquidation, dissolution, or winding-up, if such securities are issued to our affiliates.

  We also may not:

  . consolidate or merge with or into, or sell substantially all of our assets to, any corporation or other entity; or

  . amend or repeal the provisions of our charter or bylaws in a manner that adversely affects the powers, special rights, preferences, privileges or voting power of such series of preferred stock;

in each case, unless such series of preferred stock remains outstanding on the same terms or are otherwise substituted for other interests with substantially similar terms.

 Liquidation Preference

  Each share of Series A Preferred Stock is entitled to a liquidation preference of $50.00 per share, and each share of Series B Preferred Stock is entitled to a liquidation preference of $25.00 per share. In each case, the liquidation preference will include any accrued but unpaid distributions on such shares, in preference to any other class or series of our capital stock.

Capital Gain Dividends

  As to any holder of our capital stock, if we designate any portion of a dividend as a "capital gain dividend," the holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends paid on all classes of shares for the year. For purposes of this calculation, the amount of dividends paid to stockholders will be as determined for United States federal income tax purposes.

Ownership by David G. Price and Dallas P. Price

  As of June 30, 1999, David G. Price may be deemed to beneficially own
354,938 shares of our common stock and 4,834,827 common units of National Golf Operating Partnership that are exchangeable for shares of common stock at an exchange ratio of one common unit for each share of common stock. Mr. Price's ability to exchange such common units is subject to the stock ownership limitations in our charter and restrictions on the number of common units that can be exchanged in a twelve-month period. Similarly, Dallas P. Price, Mr. Price's former wife, may be deemed to beneficially own 354,737 shares of common stock and 4,834,828 common units with similar exchange rights as of such date. Assuming Mr. Price and Mrs. Price could immediately exchange all such common units for shares of common stock without regard to the stock ownership limitations and restrictions on the number of common units that can be exchanged in a twelve-month period, each of Mr. Price and Mrs. Price might be deemed to beneficially own approximately 29.7% of our outstanding common stock.

  Under our charter, however, each of Mr. Price and Mrs. Price is prohibited from owning more than 9.8% of the outstanding shares of our common stock in the aggregate. In order for Mr. Price or Mrs. Price to be able to exercise his or her right to exchange common units for shares of common stock in excess of the stock ownership limitations in our charter, our board of directors would have to waive such stock ownership limitations. Although our board of directors generally is permitted under our charter to waive the stock ownership limitations with respect to individual stockholders, given Mr. Price's and Mrs. Price's current ownership levels, the board of directors would not be permitted to waive the stock ownership limitations with respect to either Mr. Price or Mrs. Price. However, upon the affirmative vote of two-thirds of the outstanding shares of capital stock entitled to vote in the election of directors, our stockholders could amend our charter to eliminate the stock ownership limitations altogether.

Restrictions on Ownership and Transfer

 Internal Revenue Code Requirements

  To maintain our tax status as a real estate investment trust, five or fewer individuals or pension funds, supplemental unemployment benefit trusts, private foundations, or trusts entitled to a deduction for amounts paid or permanently set aside for charitable purposes, as described in Section 542(a)(2) of the Internal Revenue Code, may not actually or constructively own more than 50% in value of our issued and outstanding capital stock at any time during the last half of a taxable year. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our capital stock under this requirement. Additionally, at least 100 or more persons must beneficially own our capital stock during at least 335 days of a taxable year. Also, rent from related party tenants is not qualifying income for purposes of the gross income tests of the Internal Revenue Code. Under the Internal Revenue Code, a tenant is a "related party tenant" if we or any of our 10% or greater stockholders actually or constructively owns a 10% or greater interest in such tenant. To help ensure we meet these tests, our charter restricts the acquisition and ownership of shares of our capital stock.

 Transfer Restrictions in Our Charter

  Our charter generally provides that no holder may actually or constructively own more than 9.8%, by number or value, whichever is more restrictive, of the outstanding shares of our common stock. Our charter contains a similar limitation on ownership of Series A Preferred Stock and Series B Preferred Stock which generally provides that no person or entity may actually or constructively own shares of Series A Preferred Stock and/or shares of Series B Preferred Stock which, taking into account any other shares of our capital stock actually or constructively owned by such person or entity, would cause such ownership to exceed 9.8%, by value, of our outstanding shares of capital stock.

  The constructive ownership rules are complex and may cause shares of our capital stock actually or constructively owned by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, an individual or entity may be deemed to own in excess of 9.8% of our outstanding shares of capital stock even though such person or entity acquired less than 9.8% of the shares of our common stock; acquired shares of preferred stock which, taking into account any other shares of our capital stock, results in an acquisition of less than 9.8% of our outstanding shares of capital stock; or acquired an interest in an entity that actually or constructively owns less than 9.8% of our capital stock. In addition, a violation of the stock ownership limitations relating to shares of preferred stock may occur as a result of fluctuations in the relative value of such stock and our common stock, even absent a transfer or other change in actual or constructive ownership of such stock.

  Our board of directors may, but is not required to, waive the stock ownership limitations described above with respect to a particular stockholder if the board determines that such ownership will not jeopardize our status as a real estate investment trust and our board of directors otherwise determines that such action would be in our best interest. As a condition of such waiver, our board of directors may require the person requesting such waiver to deliver opinions of counsel satisfactory to the board and/or make undertakings or representations.

  In addition to the foregoing stock ownership limitations, no holder may actually or constructively acquire any shares of any class of our capital stock if:

  . more than 50% in value of our outstanding capital stock would be actually or constructively owned by five or fewer individuals or, in some cases, entities;

  . our capital stock would be beneficially owned by less than 100 persons, determined without reference to any rules of attribution; or

  .  we would fail to qualify as a real estate investment trust.

  Any person who acquires or attempts or intends to acquire actual or constructive ownership of our shares of capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a real estate investment trust. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust.

 Effect of Violating Transfer Restrictions

  Any attempted transfer of our capital stock in violation of the stock ownership limitations on our charter will be void and of no force or effect with respect to the attempted transferee as to that number of shares in excess of the applicable stock ownership limitation, unless otherwise permitted by our board of directors. In such case, the transferee will acquire no right or interest in the excess shares. In the case of any event other than a purported transfer that results in any person violating such stock ownership limitations, the person or entity holding record title to any such excess shares shall cease to own any right or interest in the excess shares.

  Any excess shares described above will be transferred automatically by operation of law to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own such shares without violating the applicable stock ownership limitation or as otherwise permitted by our board of directors. The trustee will be required to distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares or the sales proceeds received by the trust for the excess shares. The trustee of the trust shall be designated by us and be unaffiliated with us and any prohibited transferee or owner.

  In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity. The trustee will be required to distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the market price of the excess shares as of the date of such event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, will be distributed to the charitable organization selected by us as beneficiary of the trust. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for such beneficiary, all dividends and other distributions paid by us with respect to the excess shares. The trustee also will be entitled to exercise all voting rights with respect to the excess shares.

  Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority, in its discretion, to:

  . rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that our shares have been transferred to the trust; and

  . recast such vote according to the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that such shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the applicable stock ownership limitation, then our charter provides that the transfer of the excess shares will be void unless otherwise permitted by our board of directors.

  If shares of capital stock which would cause us to be beneficially owned by fewer than 100 persons are transferred to any person, the transfer shall be null and void in its entirety, and the intended transferee will acquire no rights to the stock.

  If our board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own, or may acquire or own our capital stock in violation of the limits described above, it shall take actions to refuse to give effect to or to prevent the ownership or acquisition. These actions include authorizing us to repurchase stock, refusing to give effect to such ownership or acquisition on our books, or instituting proceedings to enjoin such ownership or acquisition.

  All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

  All persons who own at least a specified percentage of the outstanding shares of our stock must file with us annually a completed questionnaire containing information about their ownership of the shares. Under current treasury regulations, the percentage will be set between 0.5% and 5.0%, depending on the number of record holders of shares. In addition, each stockholder may be required to disclose to us in writing information about the actual and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a real estate investment trust or to comply with the requirements of any taxing authority or governmental agency.

  These ownership limitations could discourage a takeover or other transaction in which holders of some, or a majority, of our shares of capital stock might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Transfer Agent and Registrar

  ChaseMellon Shareholder Services is the transfer agent and registrar for our shares of common stock.

                             PARTNERSHIP AGREEMENT

  The following summary of the partnership agreement for the National Golf Operating Partnership is qualified in its entirety by reference to the partnership agreement. A copy of the partnership agreement is attached as
Exhibit 10.1 to the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998, filed on May 15, 1998. See "Where You Can Find More Information" on page 65.

Management

  National Golf Operating Partnership is a Delaware limited partnership. Under the partnership agreement, as the sole general partner of National Golf Operating Partnership, we generally have full, exclusive and complete responsibility and discretion in the management and control of National Golf Operating Partnership. We have the ability to cause National Golf Operating Partnership to enter into major transactions such as acquisitions, dispositions, refinancings and selection of golf course operators and to cause changes in its line of business and distribution policies. The limited partners of National Golf Operating Partnership own both common units and preferred units. As of June 30, 1999, National Golf Operating Partnership had 21,374,939 common units issued and outstanding, of which 8,738,394 common units are held by limited partners, and 1,500,000 Series A Preferred Units. In addition, on July 28, 1999, National Golf Operating Partnership issued 1,400,000 Series B Preferred Units. The limited partners holding common units and preferred units generally have no authority to transact business for National Golf Operating Partnership or participate in its management activities, except in limited circumstances described below.

  The consent of the holders of a majority of the outstanding common units held by limited partners is required with respect to the following extraordinary actions involving National Golf Operating Partnership:

  . the amendment, modification or termination of the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners;

  . a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee for any assets;

  . the institution of any proceeding for bankruptcy of National Golf Operating Partnership;

  . the transfer of any general partnership interests in National Golf Operating Partnership, including through any merger, consolidation or liquidation of National Golf Properties; and

  . the admission of any additional or substitute general partners in National Golf Operating Partnership.

  Notwithstanding the foregoing approval rights, we, acting as general partner, may amend the partnership agreement for the following purposes without obtaining limited partner consent to:

  . add to the obligations of the general partner or surrender any right or power granted to the general partner or any of its affiliates for the benefit of the limited partners;

  . reflect the issuance of additional partnership interests in exchange for capital contributions of cash or property or on account of options and restricted stock issued under stock incentive plans of the general partner;

  . reflect inconsequential changes, cure ambiguities and make other changes not inconsistent with law or the provisions of the partnership agreement;

  . satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

  . reflect changes that are reasonably necessary for us to maintain our status as a real estate investment trust; and

  .  modify the manner in which "capital accounts" are computed.

  Without the consent of each limited partner holding common units or preferred units that is adversely affected, we, acting as general partner, may not:

  . convert the holder's limited partnership interest in National Golf Operating Partnership into a general partnership interest, unless as a result of the general partner acquiring such interest;

  .  modify the limited liability of such holder;

  .  alter the rights of such holder to receive distributions;

  .  alter the redemption or exchange or put rights of such holder; or

  . cause the partnership to be terminated prior to December 31, 2092 or as otherwise permitted by the dissolution provisions of the partnership agreement.

  In addition, until such time as we own 85% or more of all partnership interests in National Golf Operating Partnership, the consent of the holders of a majority of the common units held by limited partners also will be required with respect to:

  .  the dissolution of National Golf Operating Partnership;

  .  the sale or other transfer of all or substantially all of its assets;
     and

  . mergers and business combinations resulting in the complete disposition of all common units held by limited partners.

  The holders of Series A Preferred Units and Series B Preferred Units also have limited approval rights which could affect management of National Golf Operating Partnership. See "--Series A and Series B Preferred Units--Limited Approval Rights."

Transferability of Interests

  The partnership agreement provides that limited partners holding common units or preferred units may transfer their partnership interests in National Golf Operating Partnership subject to the limitations summarized below.

 Transfer Restrictions Applicable to Common Units

  Other than transfers to us or affiliates of David G. Price, pledges securing loans made by financial institutions and transfers by gift or upon death to family, limited partners holding common units:

  . must first offer their common units to us on the terms and for the consideration specified by the limited partner;

  . may only transfer their common units in any one transfer to a single purchaser who is an accredited investor within the meaning of Regulation D under the Securities Act;

  . must transfer a minimum of the lesser of (a) the greater of 50,000 common units or one-third of the original amount of common units they and their affiliates received or (b) all of the common units held by the limited partners and their affiliates at the time of transfer;

  . may transfer such common units only if the proposed transferee agrees, subject to the stock ownership limitations in our charter, to exchange the common units into shares of our common stock within six months after the transfer or as soon thereafter as possible; and

  . may transfer such common units only if the proposed transferee will not be permitted to effect any further transfer of the common units other than to its own affiliates, affiliates of Mr. Price or us.

 Transfer Restrictions Applicable to Preferred Units

  Transfers of preferred units are subject to the following restrictions in the partnership agreement, which do not apply to common units:

  . No transfer is permitted without the consent of the general partner, which consent generally may be given or withheld in its sole and absolute discretion, if such transfer would result in all outstanding preferred units being held by more than four limited partners; and

  . No transfer may be made to any person if such transfer would require the exchange of preferred units for preferred stock to be registered under the Securities Act or any state securities laws.

 Transfer Restrictions Applicable to Common Units and Preferred Units

  The partnership agreement imposes the following additional transfer restrictions that are applicable to both common units and preferred units:

  . The proposed transferee must assume all of the obligations of the transferor under the partnership agreement;

  . The general partner may prohibit any transfer that would require the filing of a registration statement under the Securities Act by National Golf Operating Partnership or would otherwise violate any federal or state securities laws;

  . No transfer may be made to any person if such transfer could result in National Golf Operating Partnership being treated as an association taxable as a corporation or such transfer is affected through an "established securities market" or a "secondary market" within the meaning of Section 7704 of the Internal Revenue Code;

  . No transfer may be made to a lender of National Golf Operating Partnership or any person related to such a lender whose loan constitutes "nonrecourse liability" within the meaning of the Internal Revenue Code, without the consent of the general partner in its sole and absolute discretion;

  . Transfers may be made only as of the first day of a fiscal quarter of National Golf Operating Partnership, unless the general partner otherwise consents, which shall not be unreasonably withheld;

  . No transfer may be made to any person or entity who lacks the legal right, power or capacity to own a partnership interest;

  .   No transfer may be made in violation of applicable law;

  . No transfer may be made of any component portion of a unit of partnership interest; or

  . No transfer may be made in the event such transfer would cause us to cease to qualify as a real estate investment trust.

Issuance of Additional Partnership Interests

  As general partner of National Golf Operating Partnership, we have the ability to cause National Golf Operating Partnership to issue additional units of general and limited partnership interests, including preferred units. However, issuances of preferred units require unanimous approval of the limited partners holding common units. The limited partners holding common units also have preemptive rights to participate in issuances of new partnership interests for cash to the extent necessary to maintain their respective percentage interests in National Golf Operating Partnership.

Funding of Investments

  The partnership agreement provides that if National Golf Operating Partnership requires additional funds to pursue its investment objectives in excess of funds available to National Golf Operating Partnership from borrowings or capital contributions, we may fund such investments by:

  . raising additional equity capital and making a capital contribution to National Golf Operating Partnership; or

  . borrowing such funds and lending the net proceeds to National Golf Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

  If we fund an investment as a capital contribution in exchange for units of general partnership interest, the limited partners holding common units will have the right to participate in such funding on a pro rata basis. In the event that such limited partners do not participate in such funding, our partnership interest in National Golf Operating Partnership will increase based upon the amount of such additional capital contributions and the value of National Golf Operating Partnership at the time of such contributions.

Tax Matters

  Under the partnership agreement, National Golf Properties is the tax matters partner of National Golf Operating Partnership. The tax matters partner of a partnership is the partner which serves as the partnership's representative in most tax matters. For example, as the tax matters partner, we typically have the authority to file tax returns and make elections for the partnership, conduct partnership audits, file refund claims on behalf of the partnership and settle partnership adjustments. In addition, as the tax matters partner, we will receive notices and other information from the Internal Revenue Service. The designation of National Golf Properties as the tax matters partner of National Golf Operating Partnership is not directly relevant to our tax status as a real estate investment trust.

  The net income of National Golf Operating Partnership generally will be allocated as follows:

  . First, to the partners to offset any net losses previously allocated to them;

  . Second, to the holders of preferred units in an amount equal to an 8% per annum cumulative return on the stated value of $50.00 per Series A Preferred Unit and a 9.3% per annum cumulative return on the stated value of $25.00 per Series B Preferred Unit; and

  . Thereafter, to National Golf Properties and the holders of common units according to their respective percentage interests in the common units.

  The net loss of National Golf Operating Partnership will generally be allocated as follows:

  . First, to National Golf Properties and the limited partners who hold common units based on their respective percentage interests in the common units until their adjusted capital accounts are equal to zero, ignoring amounts that these holders are obligated or deemed obligated to contribute to the partnership;

  . Second, to the holders of Series A Preferred Units and holders of Series B Preferred Units on a pro rata basis until their adjusted capital accounts are equal to zero, ignoring amounts that these holders are obligated or deemed obligated to contribute to the partnership;

  . Third, to holders of partnership interests in proportion to the positive balances in their adjusted capital accounts; and

  .  Thereafter, to National Golf Properties.

  Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the treasury regulations. See "Material Federal Income Tax Considerations--Tax Aspects of the Partnerships" on page 51.

Operations

  The partnership agreement requires that National Golf Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a real estate investment trust and to avoid any federal income tax liability. The partnership agreement provides that the net operating cash revenues of National Golf Operating Partnership and net sales and refinancing proceeds will be distributed at least quarterly based on the partners' respective percentage interests and subject to the distribution preferences with respect to the Series A Preferred Units and the Series B Preferred Units. Our management determines the precise amount to be distributed each quarter by National Golf Operating Partnership based on a financial analysis of net operating cash revenues, net sales, refinancing proceeds and proposed appropriate cash reserves. Our board of directors reviews and makes the final determination of the amount of dividends we distribute to our stockholders. Under the partnership agreement, National Golf Operating Partnership assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its ownership and operation.

Term

  The partnership agreement provides that National Golf Operating Partnership will continue in full force and effect until December 31, 2092 or until sooner dissolved by us with the consent of the holders of a majority of the common units held by limited partners. National Golf Operating Partnership also will dissolve if:

  .  it sells substantially all of its assets and properties;

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

  .  it is dissolved by judicial order;

  .  National Golf Properties becomes bankrupt; or

  . all of the common units and preferred units have been exchanged for common stock or put to National Golf Properties for cash.

Series A and Series B Preferred Units

  National Golf Operating Partnership has 1,500,000 units of preferred limited partnership interests designated as 8% Series A Cumulative Redeemable Preferred Units and 1,400,000 units of preferred limited partnership interests designated as 9.3% Series B Cumulative Redeemable Preferred Units, all of which have been issued and are outstanding. The 8% Series A Cumulative Redeemable Preferred Units are referred to in this prospectus as "Series A Preferred Units." The 9.3% Series B Cumulative Redeemable Preferred Units are referred to in this prospectus as "Series B Preferred Units." The holders of the Series A Preferred Units and Series B Preferred Units have the rights and preferences described below.

 General

  Holders of Series A Preferred Units and Series B Preferred Units are entitled to receive cumulative preferential distributions from the date of issue, payable in cash on or before the 15th of February, May, August and November of each year. Such distributions are paid at the rate per annum of 8% of the original capital contribution per Series A Preferred Unit and 9.3% of the original capital contribution per Series B Preferred Unit. These distributions will be paid when due in preference to any payment made on any other classes of partnership interests of National Golf Operating Partnership, other than any future class or series of partnership interests of National Golf Operating Partnership expressly designated as ranking equal or superior to the Series A Preferred Units and the Series B Preferred Units. The Series A and Series B Preferred Units rank equally with each other. No current class or series of partnership interests of National Golf Operating Partnership ranks superior to the Series A Preferred Units and Series B Preferred Units. The right of holders of Series A Preferred Units and holders of Series B Preferred Units to receive cumulative preferential distributions means that National Golf Operating Partnership cannot make any distributions on common units until it pays in full to the holders of Series A Preferred Units and the holders of Series B Preferred Units the currently required quarterly distribution and all previously missed quarterly distributions.

 Exchange Rights

  All of the Series A Preferred Units are exchangeable on a one for one basis for our shares of Series A Preferred Stock at any time beginning on March 4, 2008 at the option of the majority of the holders of the Series A Preferred Units. Similarly, all of the Series B Preferred Units are exchangeable on a one for one basis for our shares of Series B Preferred Stock at any time on or after July 28, 2009 at the option of the majority of the holders of the Series B Preferred Units. In addition, all of the Series A Preferred Units are exchangeable at the option of the majority of the holders of the Series A Preferred Units, and all of the Series B Preferred Units are exchangeable at the option of the majority of the holders of the Series B Preferred Units, if:

  . National Golf Operating Partnership has failed to make full distributions on any Series A Preferred Unit or Series B Preferred Unit for six prior quarterly distribution periods; or

  . we or one of our subsidiaries, or any successor general partner to us, takes the position that National Golf Operating Partnership likely is or upon the happening of any event likely will become a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code.

  A partnership will be classified as a "publicly traded partnership" if interests in such partnership are traded on an established securities market or are readily tradable on a secondary market or its substantial equivalent. National Golf Operating Partnership does not currently and does not intend to list its partnership interests on an exchange. In addition, there are safe harbors which, if met, would prevent a partnership from being classified as a publicly traded partnership. We believe that National Golf Operating Partnership is currently within these safe harbor provisions and will continue to be so in the future. As a result, we do not expect National Golf Operating Partnership to become a publicly traded partnership.

  The Series A Preferred Units also are exchangeable beginning on March 4, 2001 and the Series B Preferred Units are exchangeable beginning on July 28, 2002, if the holders deliver to us either a private letter ruling or an opinion of counsel stating that an exchange at such time would not cause the Series A Preferred Units and the Series B Preferred Units to be considered "stock and securities" within the meaning of Section 351(e) of the Internal Revenue Code for purposes of determining whether the holder of such Series A Preferred Units or Series B Preferred Units is an "investment company" under Section 721(b) of the Internal Revenue Code. However, in lieu of an exchange for preferred stock, we may elect to cause National Golf Operating Partnership to redeem such preferred units for cash in an amount equal to the original capital account balance of such preferred units plus all accrued and unpaid distributions to the date of redemption.

 Redemption

  Beginning on March 4, 2003, National Golf Operating Partnership will have the option of redeeming all or some of the Series A Preferred Units, and beginning on July 28, 2004, National Golf Operating Partnership will have the option of redeeming all or some of the Series B Preferred Units. Such redemption will be at a cash redemption price equal to the capital account balance of the holder of the preferred units being redeemed, but not less than $50.00 per Series A Preferred Unit and $25.00 per Series B Preferred Unit, plus in each case any accrued but unpaid distributions on such units to the date of redemption. The capital account balance portion of the purchase price must be paid with proceeds from sales of our capital stock or interests in National Golf Operating Partnership and from no other source. National Golf Operating Partnership may not redeem fewer than all of the Series A Preferred

Units or Series B Preferred Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Units and Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

 Limited Approval Rights

  The holders of Series A Preferred Units and the holders of Series B Preferred Units generally have no voting rights with respect to National Golf Operating Partnership. However, without the consent of the holders of two-thirds of the shares of the Series A Preferred Units then outstanding or the holders of two-thirds of the Series B Preferred Units then outstanding, as applicable, National Golf Operating Partnership may not:

  . designate, authorize or issue partnership interests ranking superior to such series of preferred units with respect to distributions or rights upon liquidation, dissolution, or winding-up;

  . designate, authorize or issue partnership interests ranking equal to such series of preferred units with respect to distributions or rights upon liquidation, dissolution, or winding-up, if such securities are issued to an affiliate of National Golf Operating Partnership other than to us in connection with issuing a corresponding number of shares of preferred stock to persons who are not affiliates of National Golf Operating Partnership;

  . consolidate or merge with or into, or sell substantially all of its assets to, any corporation or other entity, unless such series of preferred units remain outstanding on the same terms or are otherwise substituted for other interests with substantially similar terms; or

  . amend or repeal the provisions of the partnership agreement to adversely affect the powers, special rights, preferences, privileges or voting power of such series of preferred units, unless such series of preferred units are otherwise substituted for other interests with substantially similar terms.

 Liquidation Preference

  The distribution and income allocation provisions of the partnership agreement have the effect of providing each holder of a Series A Preferred Unit or Series B Preferred Unit with a liquidation preference equal to such holder's capital contribution. The liquidation preference may not be less than $50.00 per Series A Preferred Unit and $25.00 per Series B Preferred Unit. In each case, the liquidation preference includes any accrued but unpaid distributions on such units. This liquidation preference affords to each holder of a Series A Preferred Unit or Series B Preferred Unit the right to receive such amount upon a liquidation of National Golf Operating Partnership prior to the holders of any other existing class or series of partnership interest.

Indemnification

  The partnership agreement provides that National Golf Operating Partnership will indemnify us and our officers and directors. Our liability to National Golf Operating Partnership and its partners is limited for losses sustained, liabilities incurred or benefits not derived as a result of good faith errors, mistakes of fact or law, or acts or omissions. See "Material Provisions of Maryland Law and Our Charter and Bylaws--Limitation of Liability and Indemnification."

Exchange and Cash Option Rights

 Exchange Rights

  Each holder of common units desiring to exchange common units for shares of common stock may exchange in any twelve-month period ending on August 18 up to the greater of 75,000 common units; or one-third of the common units owned by such holder and other related persons as of August 18, 1993, less the number of common units put to us by such holder and related persons in exchange for cash during such twelve-month period. As of the date of this prospectus, the limited partners collectively own 8,738,394 common units. Common units will be exchanged for shares of common stock on a one-for-one basis. Common units that are acquired by us in the exercise of these exchange rights will be converted automatically into units of general partnership interest in National Golf Operating Partnership.

  To effect an exchange, a holder of common units must deliver to us a notice of exchange. A tendering holder has the right to receive, a like number of shares of common stock, on the day we receive the notice of exchange. The shares issued in any such exchange will be free of any pledge, lien, encumbrance or restriction other than those provided in our charter and bylaws, the Securities Act, relevant state securities or blue sky laws and any registration rights agreement with respect to such shares of common stock entered into by the tendering holder.

  The exercise of these exchange rights is subject to:

  . the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

  .   each exchange having a value of not less than a specified amount; and

  . the satisfaction of the stock ownership limitations in our charter after giving effect to the conversion.

 Cash Option Rights

  Each holder of common units also may exercise once in each twelve-month period ending on August 18 cash option rights to sell to us for cash up to one-third of the number of common units owned by such holder and other related persons as of August 18, 1993, less the number of common units exchanged by such holder and related persons for shares of common stock during such twelve-month period. Common units that are acquired by us as a result of the exercise of these cash option rights will be converted automatically into units of general partnership interest in National Golf Operating Partnership.

  Upon the exercise of these cash option rights, we will have the option to pay for such common units with available cash or borrowed funds or out of the proceeds of a registered offering of newly issued shares of common stock. The price payable will be equal to the fair market value of the common units being put, based on the market value of a like number of common shares. However, if we elect to pay for such common units with the proceeds of a registered offering of newly issued shares of common stock, the purchase price for such common units will be reduced by any decrease in the price of the common stock that occurs between the exercise date and the pricing of common stock being sold in the registered offering and underwriting discounts, commissions and other costs related to the offering. The limited partners thus will bear the risk of any such reduction, subject to their right to withdraw their request to exercise their cash option rights. Any proceeds in excess of the purchase price will be for our sole benefit.

                        MATERIAL PROVISIONS OF MARYLAND
                         LAW AND OUR CHARTER AND BYLAWS

  The following discussion summarizes provisions of Maryland law and our charter and bylaws that we believe are material to our stockholders. The summary does not purport to be complete and is qualified in its entirety by reference to Maryland law and to our charter and bylaws. Copies of our charter and bylaws are attached as exhibits to our Current Report on Form 8-K dated August 31, 1995. See "Where You Can Find More Information" on page 66.

Size and Classification of our Board Of Directors

  Our bylaws provide that the number of our directors may be established by our board of directors. However, this number may not be more than eleven nor fewer than the minimum number required under Maryland law, which generally is three. Our board currently has seven directors. A majority vote of the remaining directors will fill most vacancies at any regular meeting or at any special meeting called for that purpose. A majority vote of the entire board of directors will fill a vacancy resulting from an increase in the number of directors.

  Our charter provides for a staggered board of directors comprised of three classes as nearly equal in size as possible. Each class holds office until the third annual meeting for selection of directors following the election of such class. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies.

  The classified director provision may make the replacement of incumbent directors more time consuming and difficult. This provision also could discourage a third party from making a tender offer for our capital stock or otherwise attempting to obtain control of us, even though such an attempt might benefit us and our stockholders. A change in a majority of our board of directors will generally require at least two, instead of one, annual meetings of stockholders. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of our common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of our stockholders, the holders of a majority of shares of our common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting and the holders of the remaining shares of our common stock will not be able to elect any directors.

  David G. Price contractually has the right to designate one less than a majority of our board of directors, subject to conditions which currently are satisfied. These director designation rights also will make it more difficult for a third party to effect a change of control of National Golf Properties. See "Risk Factors--David G. Price is a significant stockholder and has the ability to designate one less than a majority of our board of directors."

Removal of Directors

  Under Maryland law, the stockholders generally have the right to remove any director with or without cause by a majority vote of all outstanding shares entitled to be cast for the election of directors. There is a statutory exception to the right of stockholders to remove directors without cause if the directors of the corporation are divided into classes, in which case a director may not be removed without cause. Our charter provides for three classes of directors and, accordingly, our directors may not be removed without cause. Maryland law does not define the term "cause" and thus the term "cause" will be subject to judicial interpretation and review in the context of the facts and circumstances of each situation in which stockholders may attempt to remove any director.

Corporate Governance

  Transactions involving us and affiliates of David G. Price require the approval of the Independent Committee of our board of directors. These transactions might include the negotiation, enforcement and renegotiation of leases, the selection of operators for acquired golf courses or consideration of our right of first refusal to purchase common units from the limited partners of National Golf Operating Partnership, . Our board of directors consists of seven directors, three of whom are David G. Price, the Chairman of our board of directors, James M. Stanich, the President of National Golf Properties, and Edward R. Sause, the Executive Vice President--Finance & Corporate Services of American Golf. The remaining four directors are unaffiliated with Mr. Price and constitute the Independent Committee. Three of the independent directors were nominated and approved at the time of our initial public offering by Mr. Price and the other initial directors that formed our company in 1993, and one of the independent directors was elected on July 20, 1994. To our knowledge, the members of the Independent Committee have no relationship with Mr. Price.

   Other significant actions of our board of directors will require the approval of a minimum of five directors, including:

  . a transaction involving a "change of control" of National Golf Properties or National Golf Operating Partnership;

  . amendments to our charter or bylaws, except for such amendments as may be necessary to maintain our status as a real estate investment trust;

  . any waiver or modification of the stock ownership limitations in our charter;

  .  issuance of securities or rights with special voting or other rights;
     and

  . acquisitions, dispositions or financings of assets by us or National Golf Operating Partnership in excess of 25% of our total market capitalization, which is comprised of issued and outstanding shares of common stock and common units exchangeable for shares of common stock without regard to the stock ownership limitations in our charter and total debt, whether by merger, purchase, sale or otherwise.

  A change of control of National Golf Properties or National Golf Operating Partnership will be deemed to have occurred if a person or group acquires 20% or more of the combined voting power of National Golf Properties or the Operating Partnership, as the case may be. A change of control of National Golf Properties or National Golf Operating Partnership involving an interested stockholder under Section 3-601(j) of the Maryland General Corporation Law or any transaction requiring such approval under such law or the rules of the NYSE would require stockholder approval.

  Any amendment to our charter requires the approval of our stockholders. Our board of directors has the authority to terminate our status as a real estate investment trust without obtaining stockholder approval. In addition, any transfer of our general partnership interest in National Golf Operating Partnership, including through any merger, consolidation or liquidation of National Golf Properties would require approval of the holders of a majority of the outstanding common units held by limited partners.

Business Combinations

  Under Maryland law, some "business combinations," including a merger, consolidation, share exchange, or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. An interested stockholder is defined as:

  . any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation's shares; or

  . an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

At the conclusion of the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  . 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  . two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected.

These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from these provisions of Maryland law any business combination with David G. Price and his affiliates. As a result, these persons may be able to enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of Maryland law.

  The business combination statute may discourage others from acquiring us and increase the difficulty of consummating any offer.

Control Share Acquisitions

  Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a stockholder vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  .  one-fifth or more, but less than one-third of all voting power;

  .  one-third or more, but less than a majority of all voting power; or

  .  a majority or more of all voting power.

  Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" generally means the acquisition of control shares.

  A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then unless the charter or bylaws of the corporation provide otherwise, the corporation may redeem any or all of the control shares, except those for which voting rights previously have been approved, for fair value. Our charter and bylaws do not limit or restrict our right to redeem control shares in instances where voting rights are not approved at a meeting of stockholders or the acquiring person does not deliver an acquiring person's statement as required by statute. Fair value is determined without regard to the absence of voting rights for control shares as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved.

  If, before a control share acquisition, voting rights for the control shares to be acquired in such control share acquisition are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders of the corporation shall have the rights of objecting stockholders under Maryland law to demand and receive from the corporation payment of the fair value of such stockholder's stock. The fair value of the stock of a stockholder exercising the rights of objecting stockholders in such instance may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Limitations and restrictions otherwise applicable to the exercise of rights of objecting stockholders do not apply where such rights of objecting stockholders become exercisable as a result of a control share acquisition.

  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of stock by David G. Price, his heirs or his estate, or any trust, all the beneficiaries of which consist of Mr. Price's heirs, and any affiliates or associates, of Mr. Price. For purposes of this exemption, an "associate" of any specified person is:

  . any corporation, partnership or other entity of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation, partnership or other entity;

  . any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity;

  . any relative or spouse of such person, or any relative of such person's spouse, who has the same home as such person or who is one of our officers or directors or an officer or director of any of our affiliates; or

  . a person that directly or indirectly controls, or is controlled by, the specified person or is acting or intends to act jointly or in concert with the specified person.

  Our board of directors may amend or eliminate this provision of our bylaws at any time in the future.

Amendments to the Charter

  Our charter states that it may be amended in the manner described under Maryland law, which provides that a charter may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Dissolution of the Company

  Under Maryland law, we may be dissolved by:

  . the majority vote of the entire board of directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders; and

  . upon proper notice, the affirmative vote of the holders of two-thirds of stock outstanding and entitled to vote.

Advance Notice of Director Nominations and New Business

  Our bylaws provide that nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting of stockholders may be made only:

  .  by a notice of the meeting;

  .  by or at the direction of our board of directors; or

  . by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures described in the bylaws.

  Our bylaws also provide that only the business specified in the notice of the meeting may be brought before a special meeting of stockholders.

  In general, for notice of stockholder nominations or business to be made at an annual meeting to be timely, such notice from a stockholder must be received by us not less than 50 days nor more than 75 days prior to the annual meeting.

  The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business. In addition, it affords our board of directors the opportunity to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, this advance notice procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. The advance notice procedure may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Limitation of Liability and Indemnification

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, the charter of a Maryland corporation may not include any provision which limits the liability of its officers and directors to the corporation or its stockholders for the amount of any improper benefit or profit in money, property or services which may be received by an officer or director, provided that it is proved that such officer or director actually received such improper benefit or profit. In addition, the charter of a Maryland corporation may not include a provision limiting the liability of its officers and directors to the corporation and its stockholders for money damages where a judgment is entered against an officer or director in a proceeding based upon a finding that the action or failure to act on the part of such officer or director was the result of active and deliberate dishonesty and was material to the cause of action being decided in such proceeding.

  Our charter contains a provision which limits liability of directors and officers to the maximum extent permitted by Maryland law. This provision does not limit our ability or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

  Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses before final disposition of a proceeding to any present or former director or officer from and against any claim or liability incurred by reason of his status as one of our present or former directors or officers. Our charter also provides that we may indemnify any other persons permitted but not required to be indemnified by Maryland law. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  . any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  . any individual who, while one of our directors and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

Our bylaws also permit us to indemnify and advance expenses to any person who served one of our predecessors in any of the capacities described above and to any of our, or our predecessors', employees or agents.

  Maryland law requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  . the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  . the director or officer actually received an improper personal benefit in money, property or services; or

  . in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

  However, under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court orders indemnification. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

  It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable under Section 14 of the Securities Act.

  The partnership agreement of National Golf Operating Partnership provides for indemnification of us and our officers and directors, as well as other persons designated by us, generally to the same extent as permitted by Maryland law for a corporation's officers and directors.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of the federal income tax considerations anticipated to be material to purchasers of our common stock. This summary is based on current law, is for general information only and is not tax advice. Your tax treatment will vary depending on your particular situation and this discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of common stock in light of his or her personal investments or tax circumstances, or to stockholders who receive special treatment under the federal income tax laws except to the extent discussed under the headings "--Taxation of Tax-Exempt Stockholders" on page 57 and "-- Taxation of Non-U.S. Stockholders" on page 58. Stockholders receiving special treatment include, without limitation:

  .  insurance companies;

  .  financial institutions or broker-dealers;

  .  tax-exempt organizations;

  . stockholders holding securities as part of a conversion transaction, a hedge or hedging transaction or as a position in a straddle for tax purposes;

  . foreign corporations or partnerships and persons who are not citizens or residents of the United States.

  In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of our common stock.

  The information in this section is based on:

  .  the Internal Revenue Code;

  . current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code;

  .  the legislative history of the Internal Revenue Code;

  . current administrative interpretations and practices of the Internal Revenue Service; and

  .  court decisions.

In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received such rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment and the statements in this prospectus are not binding on the Internal Revenue

Service or a court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

  . THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF OUR COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES;

  . OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

  .  POTENTIAL CHANGES IN THE TAX LAWS.

Taxation of National Golf Properties

 General

  We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner. However, our qualification and taxation as a real estate investment trust depends upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "--Failure to Qualify" on page 54.

  The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust and its stockholders. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and treasury regulations promulgated under the Internal Revenue Code, administrative and judicial interpretations of the Internal Revenue Code, and these rules and treasury regulations.

  Latham & Watkins, Los Angeles, California has acted as our tax counsel in connection with this offering and our election to be taxed as real estate investment trust. In the opinion of Latham & Watkins, commencing with our taxable year ended December 31, 1993, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code.

This opinion was rendered as of October 18, 1999, and Latham & Watkins undertakes no obligation to update its opinion subsequent to this date.

  The opinion of Latham & Watkins is based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus, the accompanying prospectus supplement and a factual certificate provided by our officers. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. See "--Failure to Qualify" in this prospectus. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. With respect to the enforceability of the stock ownership limits in our charter, Latham & Watkins has relied on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, our Maryland counsel.

  If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. We will be required to pay federal income taxation, however, as follows:

  . We will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

  . We may be required to pay the "alternative minimum tax" on our items of tax preference.

  . We will be required to pay tax at the highest corporate rate on (a) net income from the sale or other disposition of "foreclosure property," which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

  . We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  . If we fail to satisfy the 75% or 95% gross income test, as described below, but have maintained our qualification as a real estate investment trust, we will be required to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (b) a fraction intended to reflect our profitability.

  . We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  . If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then under treasury regulations not yet promulgated we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of
     (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset.

A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of such gain assume that we will make an election under Internal Revenue Service Notice 88-19 and that the availability or nature of such election is not modified as proposed in President Clinton's Year 2000 Federal Budget Proposal.

 Requirements for Qualification as a Real Estate Investment Trust

  The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

    (1) that is managed by one or more trustees or directors;

    (2) that issues transferable shares or transferable certificates to evidence beneficial ownership;

    (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

    (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

    (5) that is beneficially owned by 100 or more persons;

    (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, pension funds, supplemental unemployment benefit trusts, private foundations or trusts entitled to a deduction for amounts paid or permanently aside for charitable purposes, as described in Section 542(a)(2) of the Internal Revenue Code, during the last half of each taxable year; and

    (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

  The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds, supplemental unemployment benefit trusts, private foundations and trusts entitled to a deduction for amounts paid or permanently set aside for charitable purposes, as described in Section 542(a)(2) of the Internal Revenue Code, generally are treated as individuals, except a "look-through" exception applies with respect to pension funds.

  We believe that we have satisfied conditions (1) through (7) inclusive. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock--Restrictions on Ownership and Transfer" on page 19. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "--Failure to Qualify" on page 54.

  In addition, a corporation may not elect to become a real estate investment trust unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

 Ownership of a Partnership Interest

  Income tax regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of National Golf Operating Partnership are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. In addition, for these purposes, National Golf Operating Partnership's assets and items of income include its share of the assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "--Tax Aspects of the Partnerships" on page 50. We have direct control of National Golf Operating Partnership and will continue to operate it consistent with the requirements for qualification as a real estate investment trust.

 Income Tests

  We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust.

  . First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, which may "rents from real property" and interest, or (b) temporary investments, which are generally income from stock or debt instruments attributable to the temporary investment of new capital.

  . Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing.

For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

  . the amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales;

  . the Internal Revenue Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an actual or constructive owner of 10% or more of the real estate investment trust, actually or constructively owns 10% or more of the interests in such tenant;

  . if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

  . for rents received to qualify as "rents from real property," the real estate investment trust generally must not operate or manage the property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom the real estate investment trust derives no revenue. The real estate investment trust may, however, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas.

  We do not and, as general partner of National Golf Operating Partnership, will not permit National Golf Operating Partnership to:

  . charge rent for any property that is based on the income or profits of any person, except by reason of being based on a percentage of receipts or sales, as described above;

  . rent any property to a tenant in which we, or an actual or constructive owner of 10% or more of our stock, actually or constructively own a 10% or greater interest;

  . derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

  . perform services considered to be rendered to the occupant of the property, other than such services within the 1% de minimis exception or through an independent contractor from whom we derive no revenue.

Notwithstanding the foregoing, we may have taken and may continue to take the actions described above to the extent these actions will not, based on the advice of our tax counsel, jeopardize our status as a real estate investment trust.

  If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

  . our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  . we attach a schedule of the sources of our income to our federal income tax return; and

  . any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "--Taxation of National Golf Properties--General" on page 42, even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

 Prohibited Transaction Income

  Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain includes our share of any such gain realized by National Golf Operating Partnership. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. National Golf Operating Partnership intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties. National Golf Operating Partnership intends to make occasional sales of the properties as are consistent with National Golf Operating Partnership's investment objectives. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

 Asset Tests

  At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets:

  . First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering with a term of at least five years.

  . Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

  . Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

  After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in National Golf Operating Partnership will be treated as an acquisition of a portion of the securities or other property owned by this partnership. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a real estate investment trust.

 Annual Distribution Requirements

  To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

  .  95% of our "real estate investment trust taxable income"; and

  .  95% of our after tax net income, if any, from foreclosure property;
     minus

  . the excess of the sum of items of noncash income over 5% of "real estate investment trust taxable income" as described above.

  Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

  These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Except as provided in "--Taxation of the Taxable U.S. Stockholders" below, these distributions are taxable to holders of common stock, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 95% distribution requirement. The amount distributed must not be preferential. To avoid this treatment, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 95%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on such income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the partnership agreement of National Golf Operating Partnership authorizes us, as general partner of National Golf Operating Partnership, to take such steps as may be necessary to cause National Golf Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

  We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing "real estate investment trust taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

  We may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends.

  Furthermore, we will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain income for the year and any undistributed taxable income from prior periods. In the case of distributions with declaration and record dates falling in the last three months of the calendar year, the distributions described in the preceding sentence must be made by the end of January immediately following such year. Any taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Tax Aspects of the Partnerships

 General

  Substantially all of our investments are held indirectly through National Golf Operating Partnership, Royal Golf, L.P. II, a limited partnership in which National Golf Operating Partnership owns an 89% interest as general partner, and Pumpkin Ridge Joint Venture, a general partnership in which National Golf Operating Partnership owns a 50% interest. In general, partnerships are "pass-through" entities which are not required to pay federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership. Partners are potentially required to pay tax on such income, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of the foregoing partnership items for purposes of the various income tests and in the computation of our taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by National Golf Operating Partnership, Royal Golf, L.P. II and Pumpkin Ridge Joint Venture. See "--Taxation of National Golf Properties" on page 42.

 Entity Classification

  Our interests in National Golf Operating Partnership, Royal Golf, L.P. II and Pumpkin Ridge Joint Venture involve special tax considerations. These special tax considerations include, for example, the possibility of a challenge by the Internal Revenue Service of the status of any of these partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If National Golf Operating Partnership, Royal Golf, L.P. II or Pumpkin Ridge Joint Venture were treated as an association, it would be taxable as a corporation and therefore be required to pay an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests. See "--Taxation of National Golf Properties--Asset Tests" on page 48 and "-- Income Tests" on page 46. This, in turn, would prevent us from qualifying as a real estate investment trust. See "--Failure to Qualify" on page 53 for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in National Golf Operating Partnership's, Royal Golf, L.P. II's or Pumpkin Ridge Joint Venture's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

  United States Treasury regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation and which has at least two members is eligible to elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997 will be classified as a partnership for federal income tax purposes unless it elects otherwise. National Golf Operating Partnership and each of Royal Golf, L.P. II and Pumpkin Ridge Joint Venture intend to claim classification as a partnership under the final regulations. As a result, we believe that these partnerships will be classified as partnerships for federal income tax purposes.

 Partnership Allocations

  A partnership agreement will generally determine the allocation of income and losses among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the treasury regulations. Generally, Section 704(b) of the Internal Revenue Code and the related treasury regulations require that partnership allocations respect the economic arrangement of the partners.

  If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. National Golf Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the related treasury regulations.

 Tax Allocations with Respect to the Properties

  Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for federal income tax purposes. These allocations do not affect the book capital accounts or other economic or legal arrangements among the partners. National Golf Operating Partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of National Golf Operating Partnership, additional appreciated property has been contributed to National Golf Operating Partnership in exchange for interests in National Golf Operating Partnership. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

  In general, limited partners of National Golf Operating Partnership who acquired their limited partnership interests through a contribution of appreciated property will be allocated depreciation deductions for tax purposes which are lower than these deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have an unrealized gain or loss attributable to a difference between the fair market or book value and the adjusted tax basis of the asset at the time of contribution, all income attributable to this book-tax difference will generally be allocated to the limited partners who contributed the property. We will generally be allocated only our share of income attributable to appreciation or depreciation deductions, if any, occurring after the time of contribution to National Golf Operating Partnership. This will tend to eliminate the book-tax difference over the life of National Golf Operating Partnership. However, the special allocation rules of Section 704(c) of the Internal Revenue Code do not always entirely eliminate this book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of National Golf Operating Partnership may cause us to be allocated lower depreciation and other deductions. We could possibly be allocated an amount of taxable income in the event of a sale of these contributed assets in excess of the economic or book income allocated to us as a result of the sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the real estate investment trust distribution requirements. See "--Taxation of National Golf Properties--Annual Distribution Requirements" on page 49.

  Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for these book-tax differences, including retention of the "traditional method" or the election of other methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and National Golf Operating Partnership have determined to use the "traditional method" for accounting for these book-tax differences for the properties initially contributed to National Golf Operating Partnership and for some assets acquired subsequently. We and National Golf Operating Partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by National Golf Operating Partnership in the future.

  Any property acquired by National Golf Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and
Section 704(c) of the Internal Revenue Code will not apply.

Failure to Qualify

  If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax and possibly increased state and local taxes, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be required to pay tax at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief. In addition, President Clinton's Year 2000 Federal Budget Proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a real estate investment trust in taxable years beginning after January 1, 2000. If enacted, this provision could impose a substantial tax upon our re-election to be taxed as a real estate investment trust following any loss of our status as a real estate investment trust.

Taxation of Taxable U.S. Stockholders

  When we use the term "U.S. stockholder," we mean a holder of shares of common stock who is, for United States federal income tax purposes:

  .  a citizen or resident of the United States;

  . a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, treasury regulations provide otherwise;

  . an estate which is required to pay United States federal income tax regardless of the source of its income; or

  . a trust whose administration is under the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in the treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

 Distributions Generally

  Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S. stockholders as ordinary income. As long as we qualify as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred stock, if any, and then to the common stock.

  To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. This treatment will reduce the adjusted tax basis which each U.S. stockholder has in his shares of stock by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder's adjusted tax basis in his shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

 Capital Gain Distributions

  Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain, to the extent that such gain does not exceed our actual net capital gain for the taxable year, from the sale or disposition of a capital asset. Depending on the characteristics of the assets which produced these gains and whether we decide to designate distributions as capital gain dividends, these gains may be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of capital gain dividends as ordinary income. For a discussion of the manner in which that portion of any dividends designated as capital gain dividends will be allocated among the holders of our preferred stock, if any, and common stock, see "Description of Capital Stock" on page 15.

 Passive Activity Losses and Investment Interest Limitations

  Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, may not be treated as investment income depending upon your particular situation.

 Retention of Net Long-Term Capital Gains

  We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. stockholder generally would:

  . include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

  . be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

  .   receive a credit or refund for the amount of tax deemed paid by it;

  . increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  . in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by treasury regulations to be prescribed by the Internal Revenue Service.

Dispositions of Common Stock

  If you are a U.S. stockholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset. This gain will be long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of common stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding

  We report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A U.S. stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "--Taxation of Non-U.S. Stockholders" on page 58.

Taxation of Tax-Exempt Stockholders

  The Internal Revenue Service has ruled that amounts distributed as dividends by a qualified real estate investment trust do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, except as described below, dividend income from us and gains arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as "debt financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

  For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

  Notwithstanding the above, however, a portion of the dividends paid by a "pension-held real estate investment trust" shall be treated as unrelated business taxable income as to any trust which:

  .   is described in Section 401(a) of the Internal Revenue Code;

  .   is tax-exempt under Section 501(a) of the Internal Revenue Code; and

  . holds more than 10%, by value, of the interests in the real estate investment trust.

  Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts."

  A real estate investment trust is a "pension held real estate investment trust" if:

  . it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust, rather than by the trust itself; and

  . either at least one such qualified trust holds more than 25%, by value, of the interests in the real estate investment trust, or one or more such qualified trusts, each of which owns more than 10%, by value, of the interests in the real estate investment trust, holds in the aggregate more than 50%, by value, of the interests in the real estate investment trust.

  The percentage of any real estate investment trust dividend treated as unrelated business taxable income is equal to the ratio of:

  . the unrelated business taxable income earned by the real estate investment trust, treating the real estate investment trust as if it were a qualified trust and therefore required to pay tax on unrelated business taxable income, to

  .   the total gross income of the real estate investment trust.

A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of real estate investment trust distributions as unrelated business taxable income will not apply if the real estate investment trust is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. As a result of the limitations on the transfer and ownership of stock contained in the charter, we are not and do not expect to be classified as a "pension-held real estate investment trust."

Taxation of Non-U.S. Stockholders

  The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of common stock by persons that are non-U.S. stockholders. When we use the term "non-U.S. stockholder" we mean stockholders who are not U.S. stockholders. In general, non-U.S. stockholders may be subject to special tax withholding requirements on distributions from National Golf Properties and with respect to their sale or other disposition of our common stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-U.S. stockholder's country. A non-U.S. stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-U.S. stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our common stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

Other Tax Consequences

  We may be required to pay state or local taxes in various state or local jurisdictions, including those in which we transact business and our stockholders may be required to pay state or local taxes in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences summarized above. In addition, your state and local tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in our shares.

                              SELLING STOCKHOLDERS

  The selling stockholders currently own units of common partnership interest in National Golf Operating Partnership, L.P. These units were issued in connection with the formation of our company in August 1993 and in connection with National Golf Operating Partnership's acquisition in 1996 of golf course properties held under option since 1993.

  Under the partnership agreement for National Golf Operating Partnership, each selling stockholder has the right to require us to acquire some or all of the units that the selling stockholder owns in exchange for shares of our common stock or, at the option of the selling stockholder, cash. The number of units that can be exchanged for shares of common stock in a twelve-month period by any selling stockholder is limited by the partnership agreement for National Golf Operating Partnership as well as other ownership limitations imposed by our charter. The 2,800,616 shares of common stock referred to in this prospectus are shares that we may issue to the selling stockholders in exchange for their units.

  We are registering the offer and sale of these shares because of our contractual obligations in order to provide the selling stockholders with freely tradable securities, but the registration of the shares does not necessarily mean that all of the shares will be issued in satisfaction of the selling stockholders' exchange rights or that any of the shares will be offered or sold by the selling stockholders.

  The following table lists the selling stockholders who may sell common stock with this prospectus. All of the shares of common stock offered by this prospectus are being offered by the selling stockholders for their own account and we will not receive any proceeds from the resales of the shares. The table identifies:

  . the number of shares of common stock and the number of common units owned by each selling stockholder as of June 30, 1999;

  . the maximum number of shares of common stock represented by common units or "exchange shares" that may be sold by each selling stockholder with this prospectus;

  . the number of shares of common stock and the number of common units that would be owned by each selling stockholder after selling all the exchange shares offered by such selling stockholder in this prospectus; and

  . the resulting percentage of the outstanding shares of common stock that would be beneficially owned by each selling stockholder immediately after the offering.

  The selling stockholders may exchange all, some or none of their common units for shares of common stock, limited by restrictions on the number of common units that may be exchanged in a twelve-month period, and then may sell all, some or none of the shares. Accordingly, we cannot predict how many shares will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering. The total number of exchange shares covered by this prospectus represents approximately 22.2% of the total shares of common stock outstanding as of June 30, 1999.

                                                                                                         Percentage of
                                                          Maximum Number                               Outstanding Shares
                                                           of Exchange       Shares of       Common     of Common Stock
                             Shares of                        Shares       Common Stock    Units After Beneficially Owned
          Name            Common Stock(1) Common Units(2)   Offered(3)   After Offering(4) Offering(4) After Offering(5)
          ----            --------------- --------------- -------------- ----------------- ----------- ------------------
Dallas P. Price
 Trust(6)...............      354,737        3,244,627        551,475         354,737       2,693,152         2.7%
Oaks Christian High
 School(7)..............            0        1,250,000      1,250,000               0               0           *
Joan P. Anawalt 1995
 Revocable Trust(8).....            0          248,517        248,517               0               0           *
Supermarine Aviation,
 Ltd.(6)................            0          152,498        152,498               0               0           *
Myreshan, Inc.(6).......            0          149,273        149,273               0               0           *
Richard C. and Sheri L.
 Price(9)...............       44,000(10)       83,701         83,701          44,000(10)           0           *
Robert H. Williams......            0           75,003         75,003               0               0
Joan P. Anawalt 1993
 Annuity Income
 Trust(8)...............            0           71,731         71,731               0               0           *
BlackLake/Penasquitos, a
 California general
 partnership(6).........            0           24,844         24,844               0               0           *
Joan P. Stewart Income
 Trust(8)...............            0           60,146         60,146               0               0           *
Edward R. Sause(11).....      106,000(12)       55,550         55,550         106,000(12)           0           *
Richard Bermudez........            0           30,361         30,361               0               0           *
Ernest C. Burns.........            0           25,001         25,001               0               0           *
Barbara M. Colton.......            0            8,930          8,930               0               0           *
American Golf
 Corporation(6).........            0            6,854          6,854               0               0           *
RSJ Golf, Inc.(6).......            0            6,732          6,732               0               0           *
                              -------        ---------      ---------         -------       ---------
  Total.................      504,737        5,493,768      2,800,616         504,737       2,693,152
                              =======        =========      =========         =======       =========

-------
 * Represents less than 1%.

 (1) Represents the total shares of common stock owned by each selling stockholder as of June 30, 1999, excluding shares of common stock issuable upon exchange of common units owned by such selling stockholder.

 (2) Represent the total common units owned by each selling stockholder as of June 30, 1999, excluding common units held by other entities in which such selling stockholder has a controlling interest.

 (3) Represents the maximum number of shares of common stock issuable to each selling stockholder, other than the Dallas P. Price Trust, upon exchange of such holder's common units without regard to restrictions on the number of common units that may be exchanged in a twelve-month period. The shares of common stock issuable to the Dallas P. Price Trust under this prospectus represent less than the maximum number of shares that could be issued to such holder upon exchange of common units in a twelve-month period. The exchange of any common units also is subject to the stock ownership limitations in our charter which prohibit the actual or constructive ownership of more than 9.8% of the outstanding shares of our common stock by any person.

 (4) Represents the total shares of common stock and common units owned by the selling stockholders immediately after completion of the offering. These numbers assume that each selling stockholder exchanges a number of common units equal to the number of exchange shares offered by such selling stockholder in this prospectus, without regard to limitations on the number of common units that can be exchanged in a twelve-month period, and that the selling stockholder sells all such exchange shares.

 (5) Represents the percentage of the outstanding shares of common stock beneficially owned by each selling stockholder after giving effect to the sale of all the exchange shares offered by such selling stockholder in this prospectus. The percentage for each selling stockholder is calculated assuming that none of the other selling stockholders or other holders of common units convert their common units into exchange shares and that none of the other exchange shares offered by this prospectus are sold. For purposes of this prospectus, each selling stockholder is deemed to beneficially own all shares of common stock issuable to such selling stockholder within 60 days, including shares issued upon conversion of stock options and shares issued upon exchange of common units, without regard to the stock ownership limitations in our charter.

 (6) Dallas P. Price is the sole trustee of the Dallas P. Price Trust, a revocable trust. Dallas P. Price is the former wife of David G. Price, Chairman of our Board of Directors. Supermarine Aviation, Ltd., Myreshan, Inc., Blacklake/Penasquitos, a California general partnership, AGC and RSJ Golf, Inc. may be deemed to be controlled by Mrs. Price and/or Mr. Price.

 (7) Oaks Christian High School, a non-profit organization, received all of its common units in separate contributions from David G. Price and Dallas P. Price on July 9, 1998.

 (8) Joan P. Anawalt is the sister of David G. Price, and is the sole trustee of the Joan P. Anawalt 1995 Revocable Trust, the Joan P. Anawalt 1993 Annuity Income Trust and the Joan P. Stewart Income Trust.

 (9) Richard C. Price is the former President of National Golf Properties. Sheri L. Price, his spouse, is the daughter of David G. Price and Dallas
     P. Price.

(10) Excludes 24,844 common units owned by BlackLake/Penasquitos, a California general partnership, in which Richard C. Price owns a 10% interest.

(11) Edward R. Sause is a Director of National Golf Properties and the Executive Vice President--Finance & Corporate Services of American Golf. Mr. Sause previously served as Executive Vice President, Chief Financial Officer and Secretary of National Golf Properties until April 30, 1997.

(12) Includes 70,000 shares of common stock issuable upon exercise of options that presently are exercisable. Does not include 10,000 shares of common stock subject to options that are not exercisable within 60 days.

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                              PLAN OF DISTRIBUTION

  This prospectus relates to the possible offer and sale of up to 2,800,616 shares of common stock that may be issued to the selling stockholders upon exchange of their common units. We have registered the shares of common stock covered by this prospectus for sale to provide the selling stockholders with freely tradable securities, but registration of such shares of common stock does not necessarily mean that any of such shares will be offered or sold by the selling stockholders. We will not receive any proceeds from the offer and sale of shares of common stock by the selling stockholders.

  Selling stockholders that desire to sell shares covered by this prospectus will first have to exchange their common units for shares of common stock. Under the partnership agreement of National Golf Operating Partnership, limited partners may effect an exchange of their common units for common stock at any time at the option of the holder of such common units, subject to the holder's satisfaction of conditions specified in the partnership agreement. These conditions are described under "Partnership Agreement--Exchange and Cash Option Rights--Exchange Rights" on page 31.

  Sales of the shares of our common stock may be made by the selling stockholders in one or more transactions:

  . on the NYSE or any other national securities exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades;

  .  in the over-the-counter market; and

  . in privately negotiated transactions or otherwise or in any combination of such transactions.

  Such sales may be at market prices then prevailing, at prices related to the then current market price, at negotiated prices or at fixed prices. In addition, any shares of our common stock covered by this prospectus that qualify for sale under Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than under this prospectus. The shares of our common stock covered by this prospectus may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Without limiting the generality of the foregoing, such shares of our common stock may be sold in one or more of the following types of transactions:

  . sales to underwriters who will acquire the shares of our common stock for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale;

  . block trades in which the broker-dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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

  . purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

  . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  .   exchange distributions according to the rules of such exchanges; and

  .   transactions between sellers and purchasers without a broker-dealer.

   In effecting sales, brokers or dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate in the resales.

  The selling stockholders and any dealers or agents that participate in the distribution of such shares may be deemed to be underwriters within the meaning of the Securities Act and any profit on the sale of such shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

  In order to comply with state securities laws, if applicable, the shares of common stock covered by this prospectus will not be sold in a particular state unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

  In the event a selling stockholder engages an underwriter to sell the shares of our common stock, to the extent required, a prospectus supplement will be distributed, which will describe the number of shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

  Some persons participating in the distribution of the shares of our common stock offered in this prospectus may engage in transactions that stabilize the price of our common stock covered by this prospectus.

  The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of common stock in the market and to the activities of the selling stockholders.

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

                                 LEGAL MATTERS

  The legality of the issuance of the shares of common stock issuable upon exchange of common units will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Tax matters described under "Material Federal Income Tax Considerations" will be passed upon for us by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

  The consolidated balance sheet as of December 31, 1998 and 1997 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 of National Golf Properties, Inc. appearing in the Company's Annual Report on Form 10-K, and the combining consolidated balance sheets as of March 29, 1999 and the related statement of operations, division equity and cash flows for the period beginning May 29, 1998 and ending March 29, 1999 of Cobblestone Golf appearing in the Company's Current Report on Form 8-K/A, have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part in reliance upon the report by PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

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

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we have filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. We file information electronically with the Securities and Exchange Commission. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Internet site is http://www.sec.gov. You also may inspect copies of these materials and other information about us at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the termination of the offering of the shares made under this prospectus:

  . Report on Form 10-K for the fiscal year ended December 31, 1998, filed on April 15, 1999 (File Number 1-12246);

  . Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999, filed on May 17, 1999 (File Number 1-12246) and August 13, 1999 (File Number 1-12246), respectively;

  . Proxy Statement for Annual Meeting of Stockholders held on June 30, 1999, filed on April 30, 1999 (File Number 1-12246); and

  . Current Report on Form 8-K dated March 31, 1999, filed on April 15, 1999 (File Number 1-12246) and Current Report on Form 8-K/A dated March 31, 1999, filed on June 14, 1999 (File Number 1-12246).

  We will provide without charge to each person who requests it in writing a copy of any or all of the documents incorporated by reference in this prospectus, except the exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. You should direct requests for these copies to National Golf Properties, Inc., 2951 28th Street, Suite 3001, Santa Monica, California 90405, Attention: Investor Relations; telephone number (310) 664-4100.

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

  This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. The prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted a few parts of the registration statement according to the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

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

                           FORWARD-LOOKING STATEMENTS

  In addition to historical information, we have made forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus, such as those pertaining to our capital resources, performance of our golf course properties and result of operations. "Forward-looking statements" are projections, plans, objectives or assumptions about National Golf Properties. Forward-looking statements involve numerous risks and uncertainties. There can be no assurance that the events or circumstances reflected in these statements will actually occur.

  Our forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative of such terminology or other variations of such terminology or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. The following factors, among others, could cause actual results and future events to differ materially from those described or contemplated in the forward-looking statements:

  .  defaults or non-renewal of leases;

  .  increased interest rates and operating costs;

  .  failure to obtain necessary outside financing;

  . difficulties in identifying properties to acquire and in effecting acquisitions;

  .  failure to successfully integrate acquired properties and operations;

  . failure to qualify as a real estate investment trust under the Internal Revenue Code;

  .  environmental uncertainties; and

  .  risks related to natural disasters and financial market fluctuations.

  Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed in this prospectus under the heading "Risk Factors" beginning on page 5. Readers are cautioned not to rely too heavily on forward-looking statements, which reflect management's analysis only. The forward-looking statements by their nature are not intended to be definitive predictions of future events. There is no general duty for us to update forward-looking statements. There is, however, a duty for us to correct information contained in this prospectus when a disclosure is misleading when made or when a statement that was accurate when made becomes misleading due to subsequent events.

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